1940 Act File No.	811-22217

Form N-1A

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No.	4

FEDERATED CORE TRUST III
(Exact Name of Registrant as Specified in Charter)

Federated Investors Funds
4000 Ericsson Drive
Warrendale, PA  15086-7561
 (Address of Principal Executive Offices)

(412) 288-1900
 (Registrant’s Telephone Number, including Area Code)

John W. McGonigle, Esquire
Federated Investors Tower
Pittsburgh, Pennsylvania  15222-3779
(Name and Address of Agent for Service)

Federated Project and Trade Finance Core Fund

A Portfolio of Federated Core Trust III

confidential private offering memorandum

June 30, 2010

Prospective Investor: ____________

Copy Number: __________________

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (“1933 Act”), as amended, and have not been registered with or approved or disapproved by the Securities and Exchange Commission (SEC) or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Confidential Private Offering Memorandum. Any representation to the contrary is a criminal offense.

Federated Project and Trade Finance Core Fund (the “Fund”) is NOT a mutual fund.  The Fund operates as an open-end extended payment fund.  Shareholders of the Fund will have a restricted ability to redeem shares of the Fund (“Shares”).  When a redeeming shareholder presents Shares to the transfer agent in proper order for redemption, the Fund has up to thirty-one (31) days to make payment to the redeeming shareholder.  The price of the redeemed Shares will be determined as of the closing net asset value (NAV) of the Fund twenty-four (24) days after receipt of a shareholder redemption request or if such date is a weekend or holiday, on the preceding business day (the “Redemption Pricing Date”).  Under normal circumstances, the Fund will make payment to the redeeming shareholder one business day after the Redemption Pricing Date (the “Redemption Payment Date”).  However, the Fund reserves the right to make payment up to seven (7) days after the Redemption Pricing Date, provided such date does not exceed thirty-one (31) days after the Shares have been presented for redemption in proper order.  Shareholders that redeem Shares will incur the risk that the value of their Shares presented for redemption will be worth less on the Redemption Pricing Date than on the date they submitted their redemption request.

A Confidential Statement of Additional Information (SAI) with respect to Federated Project and Trade Finance Core Fund, a portfolio of Federated Core Trust III (“Trust”) with the same date has been filed with the SEC, and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Fund’s placement agent at 1-800-341-7400.

Shares of the Fund are not deposits or obligations of any bank, are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

Shares of the Fund are being offered for investment only to organizations or entities that are “accredited investors” within the meaning of Regulation D of the 1933 Act and “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (“1940 Act”). This Confidential Private Offering Memorandum Does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Investments in the Fund by registered open-end investment companies will be treated as “illiquid” investments under the investing companies’ investment policies.  A registered investment company making an investment in the Fund, beyond the limits set forth in Section 12(d)(1)(A) of the 1940 Act, could make such investment in reliance on:  Section 12(d)(1)(G) of the 1940 Act and Rule 12d1-2 under the 1940 Act; Section 12(d)(1)(E) of the 1940 Act; or pursuant to Section 12(d)(1)(F) of the 1940 Act and Rule 12d1-3 under the 1940 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.

No resale of Shares may be made unless the Shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

This Confidential Private Offering Memorandum has been prepared on a confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust’s registration statement filed under the 1940 Act.

Investment Adviser

Federated Investment Management Company (“FIMC” or the “Adviser”)

Investment Sub-Adviser

GML Capital LLP (“GML” or the “Sub-Adviser”)

Placement Agent

Federated Securities Corp.

Federated Investors Tower

1001 Liberty Avenue

Pittsburgh, PA 15222

Do Not Copy or Circulate

PART A: INFORMATION REQUIRED IN A PROSPECTUS

May 31, 2010

Items 1, 2, 3, 4, and 13 of Part A are omitted pursuant to Item B (2)(b) of the General Instructions to Form N-1A.

Please read this Confidential Private Offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Fund that investors should know before investing.

A copy of a Subscription Agreement and Investor Questionnaire for use in subscribing to purchase Shares of the Fund accompanies delivery of this Confidential Private Offering Memorandum. In order to purchase Shares of the Fund, a prospective investor must satisfactorily complete, execute and deliver the Subscription Agreement and Investor Questionnaire to the Fund’s Placement Agent.

Fund Summary Information

FUND MANAGEMENT

The Fund’s Investment Adviser is Federated Investment Management Company (the "Adviser").  The Fund’s Sub-Adviser is GML Capital LLP (GML or the "Sub-Adviser").

Ihab Salib, Senior Portfolio Manager, Vice President of the Adviser, has been the Fund's portfolio manager since inception.

Christopher P. McGinley, Portfolio Manager, Assistant Vice President of the Adviser, has been the Fund's portfolio manager since December 2009.

Suresh Advani, Portfolio Manager of the Sub-Adviser, has been the Fund's portfolio manager since inception.

PURCHASE AND SALE OF FUND SHARES

Beneficial interests in the Fund are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Fund may only be made by organizations or entities that are “accredited investors” within the meaning of Regulation D of the 1933 Act and “qualified purchasers” as defined in Section 2(a)(51) of the 1940 Act (“Eligible Investors”).  The Fund has adopted policies to limit the transfer of Shares, which may occur only pursuant to Board authorization, and only to persons who are Eligible Investors. The Fund operates as an open-end extended payment fund.  Shareholders of the Fund will have a restricted ability to redeem shares of the Fund.

TAX INFORMATION

The Fund’s distributions are taxable as ordinary income or capital gains.

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

Federated Securities Corp. is the Fund’s Placement Agent. It receives no fee for its services.

The Fund is NOT a mutual fund.  The Fund operates as an open-end extended payment fund. Shareholders of the Fund will have a restricted ability to redeem Shares of the Fund.  When a redeeming shareholder presents Shares to the transfer agent in proper order for redemption the Fund has up to thirty-one (31) days to make payment to the redeeming shareholder.  The price of the redeemed Shares will be determined as of the closing net asset value (the NAV) of the Fund twenty-four (24) days after receipt of a shareholder redemption request or if such date is a weekend or holiday, on the preceding business day (“Redemption Pricing Date”).  Under normal circumstances, the Fund will make payment to the redeeming shareholder one business day after the Redemption Pricing Date (the “Redemption Payment Date”). However, the Fund reserves the right to make payment up to seven (7) days after the Redemption Pricing Date, provided such date does not exceed thirty-one (31) days after the Shares have been presented for redemption in proper order.  Shareholders that redeem Shares will incur the risk that the value of their Shares presented for redemption will be worth less on the Redemption Pricing Date than on the date they submitted their redemption request.

Investment Objective, Principal Investment Strategies, Principal Securities and Investment Risks

INVESTMENT OBJECTIVE

The investment objective of the Fund is to provide total return.  While there is no assurance that the Fund will achieve its investment objective it endeavors to do so by following the strategies and policies described in this Confidential Private Offering Memorandum.

PRINCIPAL INVESTMENT STRATEGIES

The Fund pursues its investment objective primarily by investing in trade finance, structured trade, export finance and project finance or related assets of companies or other entities (including sovereign entities) located primarily in or having exposure to global emerging markets (“trade finance related securities”).

Trade finance is a long established form of commercial financing that involves providing producers, traders, distributors and end users with short and medium term loans or other forms of debt obligation.  Trade finance is a major loan asset class for many of the world’s commercial banks as trade finance is an important source of funding in emerging markets.  Trade finance is typically used to finance critical commodity imports such as soft commodities (e.g. rice, wheat and soy beans) required to feed the population and oil, coal, ferrous and non-ferrous metals which provide inputs for the functioning of an evolving economy.  For emerging economies that are exporters of commodities, payments made in advance and prior to export sale (“pre export finance”) provide a way for banks and other lenders to lend to local producers against future earnings.  Trade finance also seeks to finance the industrialization of these economies in the form of project-finance and project-related finance lending.  This lending activity is supported by commercial banks, export credit agencies as well as multilateral agencies.  Imports that are financed will include production inputs, inventory and plant and equipment.  Many transactions of this type facilitate import substitution or provide future enhancement of export generation.

The Sub-Adviser believes that trade finance is a risk mitigated asset class and historically, while trade finance is not immune from default arising from credit or sovereign risk factors, during these periods of financial stress, treatment of trade finance creditors typically has been preferential either formally or informally as a result of:

•	The underlying use or purpose of funds (critical imports or key exports, governmental economic priorities, etc.);

•	The types of transactional security (export contracts, escrow accounts, inventory, fixed assets, etc.); and

•	The recognition of the economic benefit that is derived from trade generally.

During sovereign and corporate restructurings, trade finance related securities can achieve differentiated treatment in a default and then recovery situation compared to other forms of debt.

The Fund’s investments are expected to consist primarily of loans, or similar instruments used to finance international trade and related infrastructure projects.  These are expected to include, but not be limited to, facilities for pre-export finance, process and commodities finance, receivables financing, letters of credit and other documentary credits, promissory notes, bills of exchange and other negotiable instruments.  The Fund may engage in such investments by way of purchase, assignment, participation, guarantee, insurance, derivative or any other appropriate financial instrument.

The Fund may invest without limitation in securities and obligations for which there is no readily available trading market or which are otherwise illiquid, including trade finance securities and other fixed-income or derivative instruments.

The Fund may also take positions in traditional assets including bonds, (investment grade or noninvestment-grade (otherwise known as “junk bonds”)) debt securities, equities, foreign exchange instruments, as well as derivatives for the purpose of hedging and investment.  The instruments in which the Fund invests may be guaranteed by the U.S. government. A substantial portion of the Fund’s investments will be in obligations of non-U.S. issuers or borrowers, including those of issuers in emerging markets.

Under normal circumstances, the Fund will invest at least 80% of its total assets in trade finance related securities.  Up to 20% of the Fund’s assets may be invested in other types of fixed-income securities and money market instruments as described in this Confidential Private Offering Memorandum.  It is the Adviser and Sub-Adviser’s intent to focus the Fund’s investments in trade finance related securities.

Because the Fund refers to trade finance related securities in its name, it will notify shareholders at least 60 days in advance of any change in its investment policies that would enable the Fund to normally invest less than 80% of its assets in trade finance related securities.

At least 85% of the Fund’s total assets will be invested so that in the Sub-Adviser’s opinion either (i) such securities can be sold or disposed of in the ordinary course of business at approximately the price used in computing the Fund’s net asset value, in a period of time equal to the period of time available to the Fund for paying redemption proceeds, or (ii) a sufficient amount of securities will mature before the next Redemption Payment Date.

In managing the Fund, the Sub-Adviser utilizes a five part decision making process (as monitored by the Adviser on a regular basis):

1.  Identify Securities that meet the Fund’s Investment Selection Criteria.  These are expected to include trade finance related securities and other floating-rate and fixed income securities which are principally obligations of emerging-market domiciled issuers.

2.  Security Screening: Mitigating Macro Risks.  Screen the securities for transactions whose structure, in the  Sub-Adviser’s opinion mitigates the following macro risks to an acceptable level for the Fund:  (i) industry risk, seeking to create and maintain a portfolio with industry diversification; (ii) geographical risk, seeking to diversify on the basis of  underlying country and regional exposure; (iii) interest rate risk, seeking to maintain consistency between the relative value and return objectives of the Fund; (iv) commodity price risk, seeking to hedge against commodity price fluctuations; and (v) exchange rate risk, seeking to minimize exchange rate volatility.

3.  Security Screening: Mitigating Credit Risks.  Screen the securities for transactions whose structure, in the Sub-Adviser’s opinion mitigates credit risks to an acceptable level for the Fund.

4.  Detailed Credit and Document Review.  The Sub-Adviser will conduct a detailed review of the creditworthiness  of each issuer or borrower of each trade finance related security, including analyzing such issuer’s or borrower’s financial statements, financial ratios and industry peer group , among other credit-analysis tools.  The Sub-Adviser will also seek to assess the enforceability and effectiveness of facility and security documentation.

5.  Relative Value Analysis.  The Sub-Adviser will undertake a relative value analysis of the proposed investment by comparing each security’s yield spread to yield spreads of comparable corporate issues, countries, credit rating-tranches and non-risk mitigated securities.

The Fund may also use derivative contracts and/or hybrid instruments to implement elements of its investment strategy.  For example, the Fund may use derivative contracts and/or hybrid instruments to increase or decrease the allocation of the portfolio to securities, currencies or types of securities in which the Fund may invest directly.  The Fund may also, for example, use derivative contracts to:

•	increase or decrease the effective duration of the Fund’s existing security positions or overall portfolio;

•	obtain premiums from the sale of derivative contracts only on existing securities;

•	realize gains from trading a derivative contract only on existing securities;

•	hedge against potential losses on existing security positions; and/or

•	hedge risk components on existing security positions by way of proxy or sovereign risk hedging.

There can be no assurance that the Fund’s use of derivative contracts or hybrid instruments will work as intended.

TEMPORARY INVESTMENTS

The Fund may temporarily depart from its principal investment strategies by investing its assets in shorter-term debt securities and similar obligations or holding cash. It may do this in response to unusual circumstances, such as: adverse market, economic, or other conditions (for example, to help avoid potential losses, or during periods when there is a shortage of appropriate securities); to maintain liquidity to meet shareholder redemptions; or to accommodate cash inflows. It is possible that such investments could affect the Fund’s investment returns and/or the ability to achieve the Fund’s investment objectives.

PRINCIPAL SECURITIES

TRADE FINANCE RELATED SECURITIES

The Adviser and Sub-Adviser will attempt to identify opportunities and invest the Fund’s assets in trade finance related securities.  Specifically these securities will consist of trade finance, structured trade finance, project finance or export finance transactions where there is a flow of goods or services (typically of a cross-border nature) and a financing need.  These trade finance structures are subject to significant individual variation but typical structures may include but not be limited to the following:

Buyer’s credit.  An extension of credit typically made by a bank to a buyer of goods (i.e.: importer) to finance the purchase of goods under a commercial contract of sale.

Contract frustration and trade credit indemnity.  An insurance policy issued by an insurer in favor of an insured (typically a supplier or a bank) that provides conditional coverage to the insured against loss incurred as a result of non-payment/non delivery by an obligor involved in a trade transaction.

Cross border leases.  Cross border leases, often structured with insignificant residual value.

Export credit agency financing.  A loan where an export credit agency act as lender, co-lender or guarantor.

Import finance.  An extension of credit made to an importer that finances his imports.

Inventory finance.  An extension of credit made to a borrowing entity (be it an importer or exporter) secured against the physical inventory held and owned by that borrower. The inventory may be held in a warehouse.

Letter of Credit (L/C).  A written undertaking, or obligation, of a bank made at the request of its customer (usually an importer) to honor or pay an exporter against presentation of trade documents that comply with terms specified in the letter of credit.

Multilateral agency financing.  A loan where a multilateral agency acts as either a lender or a co-lender.  Such a loan may benefit from preferred creditor status in the event of shortages of foreign exchange that may be experienced by sovereign governments.

Pre-export finance.  An extension of credit to an exporter before export of the goods has taken place. This can be secured against the subject goods or sales proceeds, or unsecured.

Pre-payment agreement.  An extension of credit to an exporter where the source of pay-back is through the future export of goods.  The difference between Pre-export finance and a Pre-payment agreement is that the latter arrangement may involve the buyer of the goods as a contractual party and is in effect a payment for goods in advance of delivery.

Promissory notes, bills of exchange and other forms of negotiable instrument.  A written promise to pay issued by (or drawn on) an obligor in favor of a beneficiary.

Receivables.  Receivables or flows of receivables created in consideration for the transfer of goods and services.

Supplier Credit. An extension of credit made by a supplier (or exporter) to an importer to finance a purchase of goods.  Banks or other lenders may purchase or participate in the credit instrument if the instrument permits transfer.

Trade finance related loans and other loan assignments and participations.  The Fund expects primarily to purchase trade finance loans and other loans by assignment, transfer or novation from a participant in the original syndicate of lenders or from subsequent holders of such interests.  The Fund may also purchase participations on a primary basis from a mandated lead arranger during the formation of the original syndicate making such loans.  Loan participations typically represent direct participations in a loan to a corporate or other borrower, and generally are offered by banks or other financial institutions or on behalf of themselves or the lending syndicate.  The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender.  When purchasing loan participations, the Fund assumes the credit risk associated with the corporate or other borrower and may assume the credit or counterparty risk associated with an interposed bank or other financial intermediary.

FIXED-INCOME SECURITIES

The Fund may also invest in other fixed-income securities that pay interest, dividends or distributions at a specified rate.  The rate may be a fixed percentage of the principal or may be adjusted periodically.  In addition, the issuer of a fixed-income security must repay the principal amount of the security, normally within a specified time.  Fixed-income securities provide more regular income than equity securities.  However, the returns on fixed-income securities are limited and normally do not increase with the issuer's earnings.  This limits the potential appreciation of fixed-income securities as compared to equity securities.

A security’s yield measures the annual income earned on a security as a percentage of its price. A security’s yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount.  If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption.  Securities with higher risks generally have higher yields.

The following describes the types of fixed-income securities in which the Fund may invest:

Treasury Securities

Treasury securities are direct obligations of the federal government of the United States.  Treasury securities are generally regarded as having the lowest credit risks.

Government Securities (A Fixed-Income Security)

Government securities are issued or guaranteed by a federal agency or instrumentality acting under federal authority. Some government securities are supported by the full faith and credit of the United States. These include the Government National Mortgage Association (“Ginnie Mae”), Small Business Administration, Federal Financing Bank, Department of Housing and Urban Development, Export-Import Bank, Overseas Private Investment Corporation, and Federal Deposit Insurance Corporation.

Other government securities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”) and Tennessee Valley Authority in support of such obligations.

A few government securities have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. These include Farm Credit System and Financing Corporation securities.

The Fund treats mortgage-backed securities guaranteed by a federal agency or instrumentality as government securities. Although such a guarantee protects against credit risks, it does not reduce interest rate risks and prepayment risks.

Corporate Debt Securities

Corporate debt securities are fixed-income securities issued by businesses.  Notes, bonds, debentures, credit linked notes and commercial paper are the most prevalent types of corporate debt securities.  The Fund may also purchase interests in bank loans to companies.  The credit risks of corporate debt securities vary widely among issuers.

In addition, the credit risk of an issuer’s debt security may vary based on its priority for repayment.  For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities.  This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities.  In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities.  Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances.  For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.

Lower-Rated, Fixed-Income Securities

Lower-rated fixed-income securities are securities rated below investment-grade (i.e., BB or lower) by a nationally recognized statistical rating organization (NRSRO). There is no minimal acceptable rating for a security to be purchased or held by the Fund and the Fund may purchase or hold unrated securities and securities whose issuers are in default.

Mortgage Backed Securities

Mortgage-backed securities represent interests in pools of mortgages.  The mortgages that comprise a pool normally have similar interest rates, maturities, and other terms.  Mortgages may have fixed or adjustable interest rates.  Adjustable- rate mortgages are known as ARMs.

Mortgage-backed securities come in a variety of forms.  The simplest forms of mortgage-backed securities are pass-through certificates. Holders of pass-through certificates receive a pro rata share of all net interest and principal payments and prepayments from the underlying mortgages.  As a result, the holders assume all interest rate and prepayment risks of the underlying mortgages. Other mortgage-backed securities may have more complicated financial structures.

FOREIGN SECURITIES

Foreign securities are securities of issuers based outside the United States. The Fund considers an issuer to be based outside the United States if:

•	it is organized under the laws of, or has a principal office located in, another country;

•	the principal trading market for its securities is in another country; or

•
it (or its subsidiaries) derived in its most current fiscal year at least 50% of its total assets, capitalization, gross revenue or profit from goods produced, services performed, or sales made in another country.

Foreign securities are often denominated in foreign currencies. Along with the risks normally associated with domestic securities of the same type, foreign securities are subject to currency risks and risks of foreign investing. Trading in certain foreign markets is also subject to liquidity risks.

Foreign Government Securities

Foreign government securities generally consist of fixed-income securities supported by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Investment Bank and the Inter-American Development Bank.

Foreign government securities also include fixed-income securities of quasi- governmental agencies that are either issued by entities owned by a national, state or equivalent government or are obligations of a political unit that are not backed by the national government's full faith and credit. Further, foreign government securities include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.

Foreign-Exchange Contracts

In order to convert U.S. dollars into the currency needed to buy a foreign security, or to convert foreign currency received from the sale of a foreign security into U.S. dollars, the Fund may enter into spot currency trades. In a spot trade, the Fund agrees to exchange one currency for another at the current exchange rate. The Fund may also enter into derivative contracts in which a foreign currency is an underlying asset. The exchange rate for currency derivative contracts may be higher or lower than the spot exchange rate. Use of these derivative contracts may increase or decrease the Fund's exposure to currency risks.

DERIVATIVE CONTRACTS

Derivative contracts are financial instruments that require payments based upon changes in the values of designated securities, commodities, currencies, indices, or other assets or instruments including other derivative contracts, (each a “Reference Instrument” and collectively, “Reference Instruments”).  Each party to a derivative contract is referred to as a counterparty.  Some derivative contracts require payments relating to an actual, future trade involving the Reference Instrument.  These types of derivatives are frequently referred to as “physically settled” derivatives.  Other derivative contracts require payments relating to the income or returns from, or changes in the market value of, a Reference Instrument.  These types of derivatives are known as “cash settled” derivatives, since they require cash payments in lieu of delivery of the Reference Instrument.

Many derivative contracts are traded on securities or commodities exchanges.  In this case, the exchange sets all the terms of the contract except for the price.  Investors make payments due under their contracts through the exchange.  Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange.  Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts.  This protects investors against potential defaults by the counterparty.  Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

The Fund may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Fund and the counterparty. OTC contracts do not necessarily have standard terms, so they may be less liquid and more difficult to close out than exchange-traded contracts. In addition, OTC contracts with more specialized terms may be more difficult to value than exchange traded contracts, especially in times of financial stress.

Depending on how the Fund uses derivative contracts and the relationships between the market value of a derivative contract and the Reference Instrument, derivative contracts may increase or decrease the Fund’s exposure to the risks of the Reference Instrument, and may also expose the fund to liquidity and leverage risks. OTC contracts also expose the Fund to credit risks in the event that a counterparty defaults on the contract.

Payment obligations arising in connection with derivative contracts are frequently required to be secured with collateral (in the case of OTC contracts) or margin (in the case of exchange-traded contracts, as previously noted).

The Fund may invest in a derivative contract if it is permitted to own, invest in, or otherwise have economic exposure to the Reference Instrument. The Fund is not required to own a Reference Instrument in order to buy or sell a derivative contract relating to that Reference Instrument. The Fund may trade in the following specific types and/or combinations of derivative contracts:

FUTURES CONTRACTS

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a Reference Instrument at a specified price, date and time.  Entering into a contract to buy a Reference Instrument is commonly referred to as buying a contract or holding a long position in the asset.  Entering into a contract to sell a Reference Instrument is commonly referred to as selling a contract or holding a short position in the Reference Instrument.  Futures contracts are considered to be commodity contracts. The Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act.  Futures contracts traded OTC are frequently referred to as forward contracts.  The Fund can buy or sell financial futures (such as interest rate futures, index futures and security futures), as well as, currency futures and currency forward contracts.

OPTION CONTRACTS

Option contracts (also called “options”) are rights to buy or sell a Reference Instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. A call option gives the holder (buyer) the right to buy the Reference Instrument from the seller (writer) of the option. A put option gives the holder the right to sell the Reference Instrument to the writer of the option.  Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of Reference Instruments.  Options that are written on futures contracts will be subject to margin requirements similar to those applied to futures contracts.

SWAP CONTRACTS

A swap contract (also known as a “swap”) is a type of derivative contract in which two parties agree to pay each other (swap) the returns derived from Reference Instruments.  Swaps do not always involve the delivery of the Reference Instruments by either party, and the parties might not own the Reference Instruments underlying the swap. The payments are usually made on a net basis so that, on any given day, the Fund would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party’s payment. Swap agreements are sophisticated instruments that can take many different forms and are known by a variety of names.

Common types of swaps in which the Fund may invest include interest rate swaps, caps and floors, total return swaps, credit default swaps and currency swaps.

Hybrid Instruments

Hybrid instruments combine elements of two different kinds of securities or financial instruments (such as a derivative contract).  Frequently, the value of a hybrid instrument is determined by reference to changes in the value of designated securities, commodities, currencies, indices, or other assets or instruments (each a, “Valuation Instrument”).  Hybrid instruments can take on many forms including, but not limited to, the following forms. First, a common form of a hybrid instrument combines elements of a derivative contract with those of another security (typically a fixed-income security).  In this case all or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of a Valuation Instrument.  Second, hybrid instruments may include convertible securities with conversion terms related to a Valuation Instrument.

Depending on the type and terms of the hybrid instrument, its risks may reflect a combination of the risks of investing in securities, currencies and derivative contracts.  Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional securities or the Valuation Instrument.  Hybrid instruments are also potentially more volatile than traditional securities or the Valuation Instrument.  Moreover, depending on the structure of the particular hybrid, it may expose the Fund to leverage risks or carry liquidity risks.

ASSET SEGREGATION

In order to secure its obligations in connection with derivative contracts or special transactions, the Fund will either own the underlying assets, enter into offsetting transactions or set aside cash or readily marketable securities. This requirement may cause the Fund to miss favorable trading opportunities, due to a lack of sufficient cash or readily marketable securities. This requirement may also cause the Fund to realize losses on offsetting or terminated derivative contracts or special transactions.

INVESTMENT RATINGS FOR INVESTMENT-GRADE SECURITIES

The Adviser will determine whether a security is investment-grade based upon the credit ratings given by one or more nationally recognized statistical rating organizations (NRSROs). For example, Standard & Poor’s, a rating service, assigns ratings to investment-grade securities (AAA, AA, A, and BBB) based on their assessment of the likelihood of the issuer’s inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Fund must rely entirely upon the Adviser’s credit assessment that the security is comparable to investment-grade.

If a security is downgraded below the minimum quality grade discussed above, the Adviser will reevaluate the security, but will not be required to sell it.

ILLIQUID SECURITIES

Illiquid securities are securities for which there is no readily available market or securities with legal or contractual restrictions. These may include private placements, repurchase agreements that the Fund cannot dispose of within seven days, and securities eligible for resale under Rule 144A of the Securities Act of 1933.

INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES

The Fund may invest its assets in securities of other investment companies, including the securities of affiliated money market funds, as an efficient means of implementing its investment strategies and/or managing its uninvested cash. These other investment companies are managed independently of the Fund and incur additional fees and/or expenses which would, therefore, be borne indirectly by the Fund in connection with any such investment.  However, the Adviser believes that the benefits and efficiencies of this approach should outweigh the potential additional fees and/or expenses.  The Fund may invest in money market securities directly.

Investment Risks

RISKS OF NON-DIVERSIFIED FUND

The Fund is non-diversified. Compared to diversified mutual funds, it may invest a higher percentage of its assets among fewer issuers of portfolio securities. This increases the Fund’s risk by magnifying the impact (positively or negatively) that any one issuer has on the Fund’s Share price and performance.

RISKS OF INVESTING IN TRADE FINANCE RELATED SECURITIES

The Fund pursues its investment objective by investing primarily in trade finance, structured trade finance, export finance and project finance or related obligations of companies or other entities (including sovereign entities) located primarily in or having exposure to global emerging markets.  As such, the Fund is subject to all of the risks typical to investments generally made in emerging markets, in addition to risks specific to the trade finance asset class.

Emerging Markets.  The Fund will make investments in emerging markets. Investors should be aware that the risks associated with an investment in emerging markets are higher than those attached to similar investments in developed countries.  Investment in emerging markets involves risk factors and special considerations which may not be typically associated with investing in more developed markets and are likely to include but not be restricted to the following:

Political and Economic Factors:  Political and economic change and instability may be more likely to occur and have a greater effect on the economies and markets of emerging countries.  Government policies, taxation, restrictions on foreign investment and on currency convertibility and repatriation, currency fluctuations and other developments in the laws and regulations of the relevant country could result in losses.

Status of Loan Markets:  In comparison with more developed primary and secondary loan markets, the emerging market loan market is smaller, can be less liquid and as a result potentially more volatile.  This may result in greater volatility in the net asset value of the Fund than would be the case if the investments were made in more developed markets.  In addition, settlement, clearing, safe custody and registration procedures may be underdeveloped enhancing the chance of an error, fraud or default, causing losses to the Fund.  In addition, custodial expenses for emerging market securities are generally higher than for developed market securities.

Legal Considerations:  The legal infrastructure and accounting, auditing and reporting standards in emerging markets may not provide the same degree of investor information or protection as would generally apply in more developed markets.  Certain investments in particular emerging markets may be subject to restrictions which may limit the availability of attractive investment opportunities to the Fund.  Furthermore, emerging markets are generally not as efficient as those in more developed countries.  In some cases, a market for the security may not exist locally and therefore transactions may need to be made on a neighboring exchange.

Costs:  Emerging markets securities may incur brokerage or stock transfer taxes or other withholding taxes levied by foreign governments which may have the effect of increasing the cost of investment and which may reduce the realized gain or increase the loss on such securities at the time of sale.

Regulation:  The issuers of emerging markets securities or borrowers in emerging market countries, such as companies, banks and other financial institutions, may be subject to less stringent regulation than would be the case for issuers in developed countries, and therefore potentially carry greater risk.

Accounting Reporting Standards:  The issuers of emerging market securities or borrowers in emerging market countries, such as companies, banks and other financial institutions, may be subject to local accounting and audit practices.  These may differ from international accounting practices leading to a greater risk of financial misreporting or misrepresentation.

Credit Ratings:  Emerging market loans are often below investment grade, or unrated.  The market values of corporate loans rated below investment grade and comparable unrated securities tend to be more sensitive to company-specific developments and changes in economic conditions than for higher rated securities.  Issuers of these securities are often highly leveraged, so that their ability to service debt obligations during an economic downturn may be impaired.  In addition, such issuers may not have more traditional methods of financing available to them, and may be unable to repay debt at maturity by refinancing.  The risk of loss due to default in payment of interest or principal by such issuers is significantly greater than in the case of investment grade securities.  These securities may be subordinated to the prior payment of senior or secured indebtedness.

Taxation:  Taxation of interest received by the Fund with respect to emerging market borrowers may be subject to foreign taxes that may or may not be reclaimable.  Trade finance related securities may include methods to minimize such risks but no assurance can be given that such techniques will be successful.  In addition, markets in which the Fund invests may have less well developed or defined tax laws and procedures than in more developed markets and this may adversely affect the level of tax suffered by investment in those markets.  This may also include the imposition of retroactive taxation which had not reasonably been anticipated in the valuation of the assets of the Fund.  This may result in uncertainty which could necessitate significant provisions being made for foreign taxes in the calculation of the NAV of the Fund.  The Fund intends to elect to be treated and to qualify each year as a regulated investment company (RIC) under the Internal Revenue Code of 1986 (the “Code”).  In order to qualify as a RIC, the Fund must meet certain requirements regarding the source of its income and the diversification of its assets.  Interest received by the Fund in connection with its trade finance related investments will be qualifying income for purposes of such requirements, but income from engaging in lending or other business activities would not be qualifying income.  The Fund must take into account the distinction between these types of income in structuring its participation in trade finance related investments.

Additional risks associated with investing in foreign securities, and emerging markets in particular, are discussed below under “--Risks of Foreign Investing.”

Event Risks.  Because of the transaction structuring involved, certain of the Fund’s investments will be backed by commodities or other trade finance goods in transit or held in warehouses or physical assets such as plant or land.  Negligence and fraud are always significant risks in transactions involving the financing of such assets.  The Fund may use methods to minimize such risks but no assurance can be given that such efforts will be successful.

Legal Risks.  Laws in emerging markets may be less sophisticated than in developed countries.  Accordingly the Fund may be subject to additional legal risks concerning its investments in the underlying trade finance related security and in particular the effectiveness of various legal contracts that form the trade finance related security such as loan documentation, local law security agreements and collateral management arrangements.  These include, but are not limited to, inadequate investor protection, unclear or contradictory legislation or regulations and lack of enforcement thereof, ignorance or breach of legislation or regulations on the part of other market participants, lack of legal redress and breaches of confidentiality.  It may be difficult to obtain and enforce a judgment in certain emerging markets against borrowers or against local assets which provide collateral or security in support of a specific investment in a trade finance related security in which the Fund may be invested.

Collateral Price Risk.  Many investment transactions may be supported or secured by underlying collateral, which may include primary commodities, and other secondary or tertiary goods or physical assets.  The price of this commodity or asset collateral may be highly volatile in terms of value or subject to illiquidity at the time of a required sale.

Liquidity.  Trade finance investments are not listed on any stock exchange or securities market, and the established or recognized market (if any) for the investments may be relatively small and/or poorly developed, therefore trades may only be executed on a matched bargain basis and prices may not be published or be readily available from an independent price source.

Market Risk.  The profitability of the investment strategy of the Fund may depend on correct assessments of the future course of credit spreads of trade finance loans and other investments by the Adviser and the Sub-Adviser. There can be no assurance that the Adviser or Sub-Adviser will be able to accurately predict such price movements.

Specificity of Certain Investments.  Certain securities in particular jurisdictions may only be held by entities (often banks) resident in those jurisdictions, and not directly by the Fund.  Depending on the existence or otherwise and local interpretation of trust or fiduciary laws in the relevant jurisdiction, the Fund may have the risk of such entity holding or registering such security.  In the event of the insolvency of such an entity, the Fund may only rank as an unsecured creditor and the whole or part of such security may be lost.

The Fund may also acquire participations, sub-participations or other interests in emerging market debt, where the additional performance risk of the grantor of such interest will be taken, as well as the risk of the underlying emerging market debt.  In the event of the insolvency of the grantor, the relevant Fund would only rank as an unsecured creditor and the whole or part of the relevant investments may be lost.

INTEREST RATE RISKS

Prices of fixed-income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed-income securities fall. However, market factors, such as the demand for particular fixed-income securities, may cause the price of certain fixed-income securities to fall while the prices of other securities rise or remain unchanged.

Interest rate changes have a greater effect on the price of fixed-income securities with longer durations. Duration measures the price sensitivity of a fixed-income security to changes in interest rates.

CREDIT RISKS

Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due.  Non-investment grade securities generally have a higher default risk than investment-grade securities.  If an issuer defaults, the Fund will lose money.

Many fixed-income securities receive credit ratings from services such as Standard & Poor’s and Moody’s Investor Services, Inc. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk and higher credit ratings correspond to lower perceived credit risk.  Credit ratings do not provide assurance against default or other loss of money. If a security has not received a rating, the Fund must rely entirely upon the Adviser’s credit assessment.

Fixed-income securities generally compensate for greater credit risk by paying interest at a higher rate.  The difference between the yield of a security and the yield of a U.S. Treasury security or other appropriate benchmark with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security’s spread may also increase if the security’s rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

Credit risk includes the possibility that a party to a transaction involving the Fund will fail to meet its obligations. This could cause the Fund to lose the benefit of the transaction or prevent the Fund from selling or buying other securities to implement its investment strategy.

In trade finance, many transactions are self-liquidating or supported by letters of credit and guarantees.  The Adviser and Sub-Adviser seek to review the credit risks of each instrument individually to properly identify and evaluate the sources of repayment and mitigate these risks.  Notwithstanding the Adviser’s or Sub-Adviser’s review, investing in trade finance is a very specialized area, and no assurance can be given that these credit risks can be successfully mitigated and as a result the Fund may experience losses because of incorrect risk assessment or use of risk management techniques including improper structuring, poor documentation, or improper pricing of a trade finance transaction.

CALL RISKS

Call risk is the possibility that an issuer may redeem a fixed-income security (including floating rate obligations) before maturity (a call) at a price at or below its current market price. An increase in the likelihood of a call may reduce the security's price, or may reduce the expectation of future returns on an investment.  If a fixed-income security is called, the Fund may have to reinvest the proceeds in other fixed-income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

PREPAYMENT RISKS

Unlike traditional fixed-income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due), payments on asset-backed and mortgage-backed securities include both interest and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments, which create risks that can adversely affect a Fund holding such securities.

For example, when interest rates decline, the values of asset-backed and mortgage-backed securities generally rise. However, when interest rates decline, unscheduled prepayments can be expected to accelerate, and the Fund would be required to reinvest the proceeds of the prepayments at the lower interest rates then available.

Conversely, when interest rates rise, the values of asset-backed and mortgage-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of such securities, and cause their value to decline more than traditional fixed-income securities.

Generally, asset-backed and mortgage-backed securities compensate for the increased risk associated with prepayments by paying a higher yield. The additional interest paid for risk is measured by the difference between the yield of an asset-backed or mortgage-backed security and the yield of a U.S. Treasury security or other appropriate benchmark with a comparable maturity (the spread). An increase in the spread will cause the price of the asset-backed or mortgage-backed security to decline. Spreads generally increase in response to adverse economic or market conditions. Spreads may also increase if the security is perceived to have an increased prepayment risk or is perceived to have less market demand.

RECENT EVENTS RELATED TO FREDDIE MAC AND FANNIE MAE.

The extreme and unprecedented volatility and disruption that impacted the capital and credit markets beginning in 2008 led to market concerns regarding the ability of Freddie Mac and Fannie Mae to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the federal government. On September 7, 2008, both Freddie Mac and Fannie Mae were placed under the conservatorship of the Federal Housing Finance Agency (FHFA), a newly created independent regulator. Under the plan of  conservatorship, the FHFA assumed control of, and generally has the power to direct, the operations of Freddie Mac and Fannie Mae, and is empowered to exercise all powers collectively held by their respective shareholders, directors and officers, including the power to: (1) take over the assets of and operate Freddie Mac and Fannie Mae with all the powers of the shareholders, the directors, and the officers of Freddie Mac and Fannie Mae and conduct all business of Freddie Mac and Fannie Mae; (2) collect all obligations and money due to Freddie Mac and Fannie Mae; (3) perform all functions of Freddie Mac and Fannie Mae which are consistent with the conservator’s appointment; (4) preserve and conserve the assets and property of Freddie Mac and Fannie Mae; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

In connection with the actions taken by the FHFA, the Treasury has entered into certain preferred stock purchase agreements (SPAs) with each of Freddie Mac and Fannie Mae which establish the Treasury as the holder of a new class of senior preferred stock in each of Freddie Mac and Fannie Mae. The senior preferred stock was issued in connection with financial contributions from the Treasury to Freddie Mac and Fannie Mae; the Treasury is obligated to provide such financial contributions under the SPAs through 2012.  The SPAs impose significant restrictions on the activities of Freddie Mac and Fannie Mae.

The future status and role of Freddie Mac and Fannie Mae could be impacted by (among other things) the actions taken and restrictions placed on Freddie Mac and Fannie Mae by the FHFA in its role as conservator, the restrictions placed on Freddie Mac’s and Fannie Mae’s operations and activities under the SPAs, market responses to developments at Freddie Mac and Fannie Mae, and future legislative and regulatory action that alters the operations, ownership, structure and/or mission of these institutions, each of which may, in turn, impact the value of, and cash flows on, any securities guaranteed by Freddie Mac and Fannie Mae.

LIQUIDITY RISKS

Trading opportunities are more limited for fixed-income securities that have not received any credit ratings, have received any credit ratings below investment-grade or are not widely held.

These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Fund may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Fund’s performance. Infrequent trading of securities may also lead to an increase in their price volatility.  Non-investment grade securities generally have less liquidity than investment grade securities.

Liquidity risk also refers to the possibility that the Fund may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Fund will be required to continue to hold the security or keep the position open, and the Fund could incur losses.

OTC derivative contracts generally carry greater liquidity risk than exchange-traded contracts.  This risk may be increased in times of financial stress, if the trading market for OTC derivative contracts becomes restricted.

Loan instruments may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of loans may require weeks to complete. Additionally, collateral on loan instruments may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets will satisfy a borrower’s obligations under the instrument.

RISKS ASSOCIATED WITH NONINVESTMENT-GRADE SECURITIES

Securities rated below investment grade, also known as junk bonds, generally entail greater economic, credit and liquidity risks than investment-grade securities. For example, their prices are more volatile, economic downturns and financial setbacks may affect their prices more negatively, and their trading market may be more limited.

RISKS RELATED TO THE ECONOMY

Lower grade bond returns are sensitive to changes in the economy. The value of the Fund’s portfolio may decline in tandem with a drop in the overall value of the stock market based on negative developments in the U.S. and global economies.

RISKS OF FOREIGN INVESTING

Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.

Foreign companies may not provide information (including financial statements) as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than United States companies by market analysts and the financial press.  In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Fund and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States.

Foreign countries may have restrictions on foreign ownership of securities or may impose exchange controls, capital flow restrictions or repatriation restrictions which could adversely affect the liquidity of the Fund’s investments.

Since many loan instruments involve parties (for example, lenders, borrowers, and agent banks) located in multiple jurisdictions outside of the United States, there is a risk that a security interest in any related collateral may be unenforceable and obligations under the related loan agreements may not be binding.

CURRENCY RISKS

Exchange rates for currencies fluctuate daily.  The combination of currency risk and market risk can make securities that are denominated in foreign currency more volatile than securities denominated in US Dollars.

The Adviser and Sub-Adviser attempt to manage currency risk by limiting by way of hedge the Fund’s exposure to currency movement.  By way of clarification, currency risk diversification will not protect the Fund against a general increase in the value of the U.S. dollar relative to other currencies.

LEVERAGE RISKS

Leverage risk is created when an investment, which includes, for example, an investment in a derivative contract, exposes the Fund to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Fund’s risk of loss and potential for gain. Investments can have these same results if their returns are based on a multiple of a specified index, security or other benchmark.

RISKS OF INVESTING IN DERIVATIVE CONTRACTS AND HYBRID INSTRUMENTS

The Fund’s exposure to derivative contracts and hybrid instruments (either directly or through its investment in another investment company) involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments.  First, changes in the value of the derivative contracts and hybrid instruments in which the Fund invests may not be correlated with changes in the value of the underlying Reference Instruments or, if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings.  Third, there is a risk that derivative contracts and hybrid instruments may be erroneously priced or improperly valued and, as a result, the Fund may need to make increased cash payments to the counterparty.  Fourth, exposure to derivative contracts and hybrid instruments may have tax consequences to the Fund and its shareholders.  For example, derivative contracts and hybrid instruments may cause the Fund to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders.  In addition, under certain circumstances certain derivative contracts and hybrid instruments may cause the Fund to a) incur an excise tax on a portion of the income related to those contracts and instruments and/or b) reclassify, as a return of capital, some or all of the distributions previously made to shareholders during the fiscal year as dividend income.   Fifth, a common provision in OTC derivative contracts permits the counterparty to terminate any such contract between it and the Fund, if the value of the Fund’s total net assets declines below a specified level over a given time period. Factors that may contribute to such a decline (which usually must be substantial) include significant shareholder redemptions and/or a marked decrease in the market value of the Fund’s investments. Any such termination of the Fund’s OTC derivative contracts may adversely affect the Fund (for example, by increasing losses and/or costs, and/or preventing the Fund from fully implementing its investment strategies). Finally, derivative contracts and hybrid instruments may also involve other risks described in this Confidential Private Offering Memorandum such as interest rate, credit, currency, liquidity and leverage risks.

RISK OF LOSS AFTER REDEMPTION

The Fund is an extended payment fund.  A shareholder will bear the risk of investment loss during the period between when Shares are presented to the transfer agent for redemption and when the net asset value of the Fund is determined for payment of the redeemed Shares (the Redemption Pricing Date).  The time between when Shares are presented for redemption and the Redemption Pricing Date will be at least twenty-four (24) days.  Shares tendered for redemption will participate proportionately in the Fund’s gains and losses during between when Shares are presented for redemption and the Redemption Pricing Date.  During this time the value of the Fund’s Shares will likely fluctuate and Shares presented for redemption could be worth less on the Redemption Pricing Date than on the day the Shares were presented to the transfer agent for redemption.  The Fund has adopted a fundamental policy that may only be changed by shareholder vote, that the Redemption Pricing Date will fall no more that twenty-four (24) days after the date a shareholder presents Shares for redemption in good order.  If such date is a weekend or holiday the Redemption Pricing Date will be on the preceding business day.

SHARE OWNERSHIP CONCENTRATION RISKS

A majority of the Fund’s Shares may be held by other mutual funds advised by the Adviser and its affiliates.  It also is possible that some or all of these other mutual funds will decide to purchase or redeem Shares simultaneously or within a short period of time of one another in order to execute their asset allocation strategies.  Accordingly, there is a risk that the Share trading activities of these shareholders could disrupt the Fund’s investment strategies which could have adverse consequences for the Fund and other shareholders (e.g., by requiring the Fund to sell investments at inopportune times or causing the Fund to maintain larger-than-expected cash positions pending acquisition of investments).

Management Organization and Capital Structure

THE ADVISER

The Board of Trustees (Board) or (Board of Trustees) governs the Fund. The Board selects and oversees the Adviser, Federated Investment Management Company. The Adviser manages the Fund’s assets, including buying and selling portfolio securities.  Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides certain support services to the Adviser.  The fee for these services is paid by the Adviser and not by the Fund.  The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

The Adviser advises approximately 101 fixed-income and money market mutual funds as well as a variety of customized, separately managed accounts, which totaled approximately $287.2 billion in assets as of December 31, 2009.

The Adviser and other subsidiaries of Federated advise approximately 145 equity, fixed-income and money market mutual funds as well as a variety of other pooled investment vehicles and customized, separately managed accounts, which totaled approximately $389 billion in assets as of December 31, 2009. Federated was established in 1955 and is one of the largest investment managers in the United States with approximately 1,370 employees. Federated provides investment products to over 5,200 investment professionals and institutions.

The Adviser has delegated daily management of some Fund assets to the Sub-Adviser, GML Capital LLP, a limited liability partnership incorporated in England and Wales, who is paid by the Adviser and not by the Fund.

Advisory Fees

The Fund’s investment advisory contract provides for payment to the Adviser of an annual investment advisory fee of 0.10% of the Fund’s average daily net assets. The Adviser may voluntarily waive a portion of its fee or reimburse the Fund for certain operating expenses.

A discussion of the Board’s review of the Fund’s investment advisory and subadvisory contracts is available in the Fund’s Annual Report dated May 31, 2010.

THE SUB-ADVISER

Under the supervision of the Adviser and oversight by the Board and pursuant to a sub-advisory agreement between the Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”), the Sub-Adviser will act as sub-investment adviser to the Fund.  The Sub-Adviser will have day-to-day portfolio management responsibilities of the Fund.

The Sub-Adviser was incorporated as a limited liability partnership in England and Wales on March 21, 2007.  The principal place of business of the Sub-Adviser is at the Met Building, 22 Percy Street, London W1T 2BU England.  The Sub-Adviser is a privately-owned financial services firm, based in London.

The Sub-Adviser is authorized and regulated by the Financial Services Authority (the FSA) in the United Kingdom under the United Kingdom Financial Services and Market Act 2000.  The Sub-Adviser is also a U.S. registered investment adviser under the Investment Advisers Act, as amended.  The Sub-Adviser had approximately $508.1 million of assets under management as of December 31, 2009.

The Managing Member of the Sub-Adviser is GML International Limited which was established in London in 1983 (the “Managing Member”).  The ultimate owners of the Managing Member are Stefan Pinter and Theodore Stohner, who are also members (partners) of the Sub-Adviser.  The Managing Member is a private limited company engaged in a broad range of investment banking activities and has historically been focused on the emerging countries of Eastern and Central Europe, Central Asia and, the Middle East and Africa, although the firm has conducted business throughout the rest of the global emerging markets.  The Managing Member maintains offices in Genoa in Italy, Kiev in the Ukraine, Moscow in the Russian Federation and Tbilisi in Georgia.

The Adviser (and not the Fund) will pay to GML as compensation under the Sub-Advisory Agreement an annual fee equal to 0.13% of the average daily net assets of the Fund.

The Adviser and Sub-Adviser have entered into an agreement pursuant to which the Adviser has the option to purchase the investment advisory business from the Managing Member and other partners.  In addition, under the terms of this agreement, it is anticipated that the Adviser and Sub-Adviser will co-manage, promote and/or distribute other pooled investment vehicles that invest in trade finance related securities.  The Adviser will have the right to purchase the investment advisory business of the Sub-Adviser and/or an affiliated company upon achievement of specified asset and revenue targets.

PORTFOLIO MANAGEMENT INFORMATION

Messrs. Ihab Salib and Christopher P. McGinley are the Fund’s portfolio managers and together with the members of the Sub-Adviser’s portfolio management team, are responsible for managing the Fund’s overall investment program, providing consultation to the Sub-Adviser and supervising the performance of the Sub-Adviser.

Mr. Salib has been a Portfolio Manager of the Fund since its inception. Mr. Salib joined Federated in April 1999 as a Senior Fixed Income Trader/Assistant Vice President of the Fund’s Adviser. In July 2000, he was named a Vice President of the Fund’s Adviser. He has served as a portfolio manager of funds and accounts managed by the Fund’s Adviser since January 2002.  From January 1994 through March 1999, Mr. Salib was employed as a Senior Global Fixed Income Analyst with UBS Brinson, Inc. Mr. Salib received his B.A. with a major in Economics from Stony Brook University.

Mr. McGinley has been the Fund’s Portfolio Manager since December 2009. Mr. McGinley joined Federated in 2004 as an associate research analyst in the international fixed income department. He became an Assistant Vice President of the Fund’s Adviser in 2005. Mr. McGinley worked in Senator Rick Santorum’s office in 2001 and from 2002 to 2004 he served as a Legislative Correspondent for Senator Santorum. Mr. McGinley earned his B.S. and received his M.P.I.A. from the University of Pittsburgh.

Mr. Suresh Advani is the Sub-Adviser’s portfolio manager for the Fund and responsible for overall portfolio performance and composition and reports to Mr. Stefan Pinter CEO of GML.  Mr. Advani is further charged with consulting with the Adviser and supervising the portfolio team that manages GML’s investment activities in the area of trade finance related securities which includes the Fund.  Mr. Advani joined GML International Limited in October 2005, and became a member of the Sub-Adviser in January 2008, and since joining GML International Limited has been responsible for developing the Sub-Adviser’s investment activities in the area of trade finance related securities.  Prior to joining GML International Limited, Mr. Advani worked for JP Morgan Chase (the predecessor of which was The Chase Manhattan Bank) from 1981 to 1998, Dresdner Kleinwort Wasserstein from 1999 to 2001, Jardine Lloyd Thompson from 2002 to 2003 and Exporters Insurance Company Limited from 2003 to 2005.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio mangers’ ownership of securities in the Fund.

Shareholder Information

Beneficial interests in the Fund are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Fund may only be made by organizations or entities that are “accredited investors” within the meaning of Regulation D of the 1933 Act and “qualified purchasers” as defined in Section 2(a)(51) of the 1940 Act (“Eligible Investors”).  The Fund has adopted policies to limit the transfer of Shares, which may occur only pursuant to Board authorization, and only to persons who are Eligible Investors.

This Confidential Private Offering Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

PRICING OF FUND SHARES

The net asset value of the Fund is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the New York Stock Exchange (NYSE) is open.  The NAV per share of the Fund is computed by dividing the value of the Fund’s assets, less all liabilities, by the total number of Shares outstanding.

The Fund’s Board of Trustees has adopted procedures for valuing investments and has delegated to the Adviser the daily valuation of such investments.  The Adviser uses independent pricing service providers to value most trade finance related securities and other debt securities at their market value.  In determining market value, the pricing service for trade finance related securities and debt obligations considers various factors and market information relating to trade finance related securities or debt obligations.  In certain situations, the Adviser may determine the fair value of a security or loan if a security or a loan is not priced by a pricing service, the pricing service’s price is deemed unreliable, or if events occur after the close of a securities market (usually a foreign market) and before the Fund values its assets that would materially affect net asset value.  A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.  Because foreign loans and securities trade on days when Fund Shares are not priced, the value of securities held by the Fund can change on days when Fund Shares cannot be redeemed.  The Adviser expects to use fair value pricing primarily when a security is not priced by a pricing service or a pricing service’s price is deemed unreliable.  The Adviser has established a valuation committee that oversees the valuation of investments.

FREQUENT TRADING POLICIES

Frequent or short-term trading into and out of the Fund can have adverse consequences for the Fund and its shareholders who use the Fund as a long-term investment vehicle.  Such trading in significant amounts can disrupt the Fund’s investment strategies (e.g., by requiring it to sell investments at inopportune times or maintain excessive short-term cash positions to support redemptions), increase brokerage and administrative costs and affect the timing and amount of taxable gains distributed by the Fund.  Investors engaged in such trading may also seek to profit by anticipating changes in the Fund’s net asset value in advance of the time as of which net asset value is calculated.  The Fund is designed as an investment vehicle exclusively for “accredited investors,” who are also “qualified purchasers.”  The Fund is designed primarily for use by other funds managed by the Adviser and its affiliates as a substitute for direct investment in the types of securities held by the Fund.  Given the limitation on the types of shareholders who may invest in the Fund, the sophistication of such shareholders and the expected role the Fund will play helping to efficiently diversify their investment portfolios, the Fund’s Board has not adopted policies and procedures to discourage frequent trading or short-term trading into and out of the Fund.

PORTFOLIO HOLDINGS INFORMATION

The Fund’s annual and semi-annual reports, will contain complete listings of the Fund’s portfolio holdings as of the end of the Fund’s second and fourth fiscal quarters, and its quarterly reports on Form N-Q, will contain complete listings of the Fund’s portfolio holdings as of the end of its first and third fiscal quarters, may be accessed on the SEC’s website at www.sec.gov.  Annual and semi-annual reports are filed within seventy (70) days, and quarterly reports on Form N-Q are filed within sixty (60) days, after the end of the fiscal quarter.

PURCHASE OF FUND SHARES

Shares of the Fund may be purchased any day the NYSE is open.

Purchases should be made in accordance with procedures established by the Fund’s transfer agent, State Street Bank and Trust Company (the “Transfer Agent”).

Purchase orders for Shares of the Fund will receive the net asset value next determined after the purchase order is received in proper form by the Transfer Agent.

Payment by federal funds must be received by the Trust’s custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.

REDEMPTION OF FUND SHARES

THIS FUND IS NOT A MUTUAL FUND.  As an investor you have only limited opportunities to redeem Fund Shares.  A mutual fund offers an investor the opportunity to redeem shares held any day the mutual fund is open for business.  The Fund is an extended payment fund.  As an extended payment fund, a shareholder must follow the guidelines below to redeem and receive payment for those redeemed Shares.

Extended Payment Process for Redeemed Shares

Shareholders wishing to redeem Shares must submit their redemption requests in proper order to the Fund’s Transfer Agent (the “Redemption Request”).  Once the Shares have been presented to the Transfer Agent and the Transfer Agent has confirmed the order is in proper form, the Fund has up to thirty-one (31) days to make payment to the redeeming shareholder.  The price of the redeemed Shares will be determined as of the closing net asset value of the Fund twenty-four (24) days after receipt of a Redemption Request or if such date is a weekend or holiday, on the preceding business day (the “Redemption Pricing Date”).  For example, if a shareholder redeems Shares in proper order on November 15th, the price of the Shares redeemed would be the closing net asset value of the Fund on December 9th (twenty-four (24) days after receipt of the Redemption Request), and the Fund will make payment to the redeeming shareholder by December 16th (seven (7) days after the Redemption Pricing Date and thirty-one (31) days after the shareholder’s Redemption Request).  However, if a Redemption Request is received on June 10th, the twenty-fourth day after the receipt of the Redemption Request would fall on July 4th (a holiday and a day that the Fund is not open for business), therefore the Redemption Pricing Date would be the prior business day (July 3rd, assuming it is a weekday) and the Fund will make payment to the redeeming shareholder no more than thirty-one (31) days after the Redemption Request, or in this example July 11th.  The same principal will apply if a Redemption Pricing Date falls on a weekend or any other day the Fund is not open for business.  Under normal circumstances, the Fund will make payment to the redeeming shareholder one business day after the Redemption Pricing Date (the “Redemption Payment Date”).  However, the Fund reserves the right to make payment up to seven (7) days after the Redemption Pricing Date, provided such date does not exceed thirty-one (31) days after the Shares have been presented for redemption in proper order.

The Fund has adopted as a fundamental policy, which can only be changed by shareholder vote and approval of the SEC or its Staff, that:  (i) the Redemption Pricing Date will be twenty-four (24) days after a shareholder has presented its Shares to the Transfer Agent in proper order for redemption (unless such twenty-fourth (24th) day falls on a weekend or holiday in which case it shall be the business day immediately prior); and (ii) the Redemption Payment Date shall not exceed thirty-one (31) days after the Shares have been presented in proper order for redemption.

Shareholders that redeem Shares will incur the risk that the value of their Shares presented for redemption will be worth less on the Redemption Pricing Date than on the date they presented the Shares for redemption.

Redemption In-Kind

Although the Fund intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Fund’s portfolio securities.

CONFIRMATIONS AND ACCOUNT STATEMENTS

Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity, including dividends and capital gains paid.

Dividends and Distributions

The Fund may declare any dividends daily and, if dividends are declared, shall pay them monthly to shareholders.  If you purchase Shares by wire, you begin earning dividends on the day your wire is received.  If you purchase Shares by check, you begin earning dividends on the business day after the Fund receives your check.  In either case, you earn dividends through the day your redemption request is received.

In addition, the Fund pays any capital gains at least annually.  Your dividends and capital gains distributions will be automatically reinvested in additional Shares without a sales charge, unless you elect cash payments.  Dividends may also be reinvested without sales charges in shares of any class of any other Federated fund of which you are already a shareholder.

If you have elected to receive dividends and/or capital gain distributions in cash, and your check is returned by the postal or other delivery service as “undeliverable,” or you do not respond to mailings from Federated with regard to uncashed distribution checks, your distribution option will automatically be converted to having all dividends and capital gains reinvested in additional Shares.  No interest will accrue on amounts represented by uncashed distribution checks.

If you purchase Shares just before the record date for a capital gain distribution, you will pay the full price for the Shares and then receive a portion of the price back in the form of a taxable distribution, whether or not you reinvest the distribution in Shares.  Therefore, you should consider the tax implications of purchasing Shares shortly before the record date for a capital gain.  Contact your financial intermediary or the Fund for information concerning when dividends and capital gains will be paid.

Tax Consequences

The Fund intends to elect to be treated and to qualify each year as a RIC under Subchapter M of the Code.  In order to qualify as a RIC, the Fund must meet certain requirements regarding the source of its income and the diversification of its assets.  The Fund must also distribute substantially all of its net investment company taxable income and net tax-exempt income each year.  Fund distributions are taxable to the shareholder whether paid in cash or reinvested in the Fund.  Dividends are taxable at different rates depending on the source of dividend income.  Capital gain distributions are taxable at different rates depending upon the length of time the Fund holds its assets.

Fund distributions are expected to be both dividends and capital gains.  Redemptions are taxable sales.  For a more complete discussion of the federal income tax consequences of investing in the Fund, see discussion under “Taxation of the Fund” in the Fund’s SAI.

Distribution Arrangements

Federated Securities Corp. is the Fund’s Placement Agent. It receives no fee for its services.

Legal Proceedings

Since October 2003, Federated and related entities (collectively, “Federated”) and various Federated-sponsored mutual funds (“Funds”) have been named as defendants in several class action lawsuits now pending in the United States District Court for the District of Maryland. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of certain Funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders. Federated without admitting the validity of any claim has reached a preliminary settlement with the Plaintiffs in these cases. Any settlement would have to be approved by the Court.

Federated entities have also been named as defendants in several additional lawsuits that are now pending in the United States District Court for the Western District of Pennsylvania. These lawsuits have been consolidated into a single action alleging excessive advisory fees involving one of the Funds.

The Board of the Funds retained the law firm of Dickstein Shapiro LLP to represent the Funds in each of the lawsuits described in the preceding two paragraphs. Federated and the Funds, and their respective counsel, have been defending this litigation, and none of the Funds remains a defendant in any of the lawsuits. Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these lawsuits, all of which seek monetary damages, attorneys’ fees and expenses, and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, ongoing adverse publicity and/or other developments resulting from the allegations in these matters will not result in increased redemptions, or reduced sales, of shares of the Funds or other adverse consequences for the Funds.

Appendix A: Hypothetical Investment and Expense Information

The following chart provides hypothetical information about the effect of the Fund’s expenses, including investment advisory fees and other Fund costs, on the Fund’s assumed returns over a 10-year period. The chart shows the estimated expenses that would be incurred in respect of a hypothetical investment of $10,000, assuming a 5% return each year, and no redemption of Shares. The chart also assumes that the Fund’s annual expense ratio stays the same throughout the 10-year period and that all dividends and distributions are reinvested. The annual expense ratio used in the chart may not reflect any fee waiver or expense reimbursement currently in effect. The maximum amount of any sales charge that might be imposed on the purchase of Shares (and deducted from the hypothetical initial investment of $10,000; the “Front-End Sales Charge”) is reflected in the “Hypothetical Expenses” column. The hypothetical investment information does not reflect the effect of charges (if any) normally applicable to redemptions of Shares (e.g., deferred sales charges, redemption fees). Mutual fund returns, as well as fees and expenses, may fluctuate over time, and your actual investment returns and total expenses may be higher or lower than those shown below.

FEDERATED PROJECT AND TRADE FINANCE CORE FUND
ANNUAL EXPENSE RATIO: 0.83%
MAXIMUM FRONT-END SALES CHARGE: NONE
Year	Hypothetical Beginning Investment	Hypothetical Performance Earnings	Investment After Returns	Hypothetical Expenses	Hypothetical Ending Investment
1	$10,000.00	$500.00	$10,500.00	$84.73	$10,417.00
2	$10,417.00	$520.85	$10,937.85	$88.26	$10,851.39
3	$10,851.39	$542.57	$11,393.96	$91.94	$11,303.89
4	$11,303.89	$565.19	$11,869.08	$95.78	$11,775.26
5	$11,775.26	$588.76	$12,364.02	$99.77	$12,266.29
6	$12,266.29	$613.31	$12,879.60	$103.93	$12,777.79
7	$12,777.79	$638.89	$13,416.68	$108.27	$13,310.62
8	$13,310.62	$665.53	$13,976.15	$112.78	$13,865.67
9	$13,865.67	$693.28	$14,558.95	$117.48	$14,443.87
10	$14,443.87	$722.19	$15,166.06	$122.38	$15,046.18
Cumulative		$6,050.57		$1,025.32

Notes

Notes

Notes

A Statement of Additional Information (SAI) dated June 30, 2010, is incorporated by reference into this Confidential Private Offering Memorandum. Additional information about the Fund and its investments is contained in the Fund’s SAI and Annual and Semi-Annual Reports to shareholders as they become available. The Annual Report’s Management's Discussion of Fund Performance discusses market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. The SAI contains a description of the Fund’s policies and procedures with respect to the disclosure of its portfolio securities. Because the Fund is offered on a private placement basis, the Confidential Private Offering Memorandum, SAI and Annual and Semi-Annual Reports are not available on Federated’s website.

You can obtain information about the Fund (including the SAI) by writing to or visiting the SEC’s Public Reference Room in Washington, DC. You may also access Fund information from the EDGAR Database on the SEC’s Web site at www.sec.gov. You can purchase copies of this information by contacting the SEC by email at publicinfo@sec.gov or by writing to the SEC’s Public Reference Section, Washington, DC 20549. Call 1-202-551-8090 for information on the Public Reference Room’s operations and copying fees.

Federated Project and Trade Finance Core Fund

Federated Investors Funds

4000 Ericsson Drive

Warrendale, PA 15086-7561

Investment Company Act File No. 811-22217

Cusip 31415N103

38882 (6/10)

Federated is a registered mark of Federated Investors, Inc.

2010 ©Federated Investors, Inc.

Federated Project and Trade Finance Core Fund

A Portfolio of Federated Core Trust III

PART B: INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

June 30, 2010

This Part B (“Statement of Additional Information” or “SAI”) is not a prospectus. Read this SAI in conjunction with the Confidential Private Offering Memorandum for Federated Project and Trade Finance Core Fund (the “Fund”) dated May 31, 2010. This SAI incorporates by reference the Fund’s Annual Report.

Obtain the Confidential Private Offering Memorandum or the Annual and Semi-Annual Report, when available, without charge by calling 1-800-341-7400. This SAI has been prepared on a confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

Federated Project and Trade Finance Core Fund

Federated Investors Funds

4000 Ericsson Drive

Warrendale, PA 15086-7561

Contact us at FederatedInvestors.com

or call 1-800-341-7400.

Federated Securities Corp., Distributor

38883 (6/10)

Federated is a registered mark

of Federated Investors, Inc.

2010 ©Federated Investors, Inc.

Fund History

The Fund is a non-diversified portfolio of Federated Core Trust III (the “Trust”).  The Trust is an open-end, management investment company that was established under the laws of the state of Delaware on August 29, 2007. The Trust is registered as a series company that is an open-end investment company under the Investment Company Act of 1940, as amended.  The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. The Trust is governed by a board of trustees (the “Board” or “Board of Trustees”). The Fund’s investment adviser is Federated Investment Management Company (“FIMC” or the “Adviser”).

Investment Strategy

Primary investment strategies are described in the Confidential Private Offering Memorandum.  The following is a description of the various additional investment policies that may be engaged in, whether as a primary or secondary strategy, and a summary of certain attendant risks.  The Adviser may not buy any of the following instruments or use any of the following techniques unless it believes that doing so will help to achieve the Fund’s investment objectives.

The Fund may invest in equity securities, including common stocks, warrants, or rights.  Additionally, the Fund may hold equity interests acquired in conjunction with investments in bonds, loans or other similar instruments of the same or a related issuer, which may include equity interests embedded in or attached to such instrument, equity interests that are separate investments in which the Fund has the ability to invest by virtue of its ownership in such instrument of the same or a related issuer, and equity interests received in respect of ownership of such instrument in connection with a financial restructuring or reorganization.  Such investments may include, among other equity interests, common and preferred stock, warrants and stock participation rights.

Investments, Techniques, Risks and Limitations

In pursuing its investment strategy, the Fund may invest in the following securities, in addition to the principal securities listed in the Confidential Private Offering Memorandum, for any purpose that is consistent with its investment objective:

SECURITIES DESCRIPTIONS AND TECHNIQUES

EQUITY SECURITIES

Equity securities represent a share of an issuer’s earnings and assets, after the issuer pays its liabilities.  The Fund cannot predict the income it will receive from equity securities because issuers generally have discretion as to the payment of any dividends or distributions.  However, equity securities offer greater potential for appreciation than many other types of securities, because their value increases directly with the value of the issuer’s business.  The following describes the types of equity securities in which the Fund invests.

Common Stocks

Common stocks are the most prevalent type of equity security.  Common stocks receive the issuer’s earnings after the issuer pays its creditors and any preferred stockholders.  As a result, changes in an issuer’s earnings directly influence the value of its common stock.

Preferred Stocks

Preferred stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock.  Some preferred stocks also participate in dividends and distributions paid on common stock.  Preferred stocks may also permit the issuer to redeem the stock.  The Fund may also treat such redeemable preferred stock as a fixed-income security.

Interests In Other Limited Liability Companies

Entities such as limited partnerships, limited liability companies, business trusts and companies organized outside the United States may issue securities comparable to common or preferred stock.

Real Estate Investment Trusts (REITs)

REITs are real estate investment trusts that lease, operate and finance commercial real estate.  REITs are exempt from federal corporate income tax if they limit their operations and distribute most of their income.  Such tax requirements limit a REIT’s ability to respond to changes in the commercial real estate market.

Warrants

Warrants give the Fund the option to buy the issuer’s equity securities at a specified price (the exercise price) at a specified future date (the expiration date).  The Fund may buy the designated securities by paying the exercise price before the expiration date.  Warrants may become worthless if the price of the stock does not rise above the exercise price by the expiration date.  This increases the market risks of warrants as compared to the underlying security.  Rights are the same as warrants, except companies typically issue rights to existing stockholders.

FIXED-INCOME SECURITIES

Fixed-income securities pay interest, dividends or distributions at a specified rate.  The rate may be a fixed percentage of the principal or may be adjusted periodically.  In addition, the issuer of a fixed-income security must repay the principal amount of the security, normally within a specified time.  Fixed-income securities provide more regular income than equity securities.  However, the returns on fixed-income securities are limited and normally do not increase with the issuer’s earnings.  This limits the potential appreciation of fixed-income securities as compared to equity securities.

A security’s yield measures the annual income earned on a security as a percentage of its price.  A security’s yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount.  If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption.  Securities with higher risks generally have higher yields.

Non-Governmental Mortgage-Backed Securities

Non-governmental mortgage-backed securities (including non- governmental CMOs) are issued by private entities, rather than by U.S. government agencies. The non- governmental mortgage-backed securities in which the Fund invests will be treated as mortgage related asset-backed securities. These securities involve credit risk and liquidity risk.  The degree of risks will depend significantly on the ability of borrowers to make payments on the underlying mortgages and the seniority of the security held by the Fund with respect to such payments.

DERIVATIVE CONTRACTS

Derivative contracts are financial instruments that require payments based upon changes in the values of designated securities, commodities, currencies, indices, or other assets or instruments including other derivative contracts, (each a “Reference Instrument” and collectively, “Reference Instruments”).  Each party to a derivative contract is referred to as a counterparty.  Some derivative contracts require payments relating to an actual, future trade involving the Reference Instrument.  These types of derivatives are frequently referred to as “physically settled” derivatives.  Other derivative contracts require payments relating to the income or returns from, or changes in the market value of, a Reference Instrument.  These types of derivatives are known as “cash settled” derivatives, since they require cash payments in lieu of delivery of the Reference Instrument.

Many derivative contracts are traded on securities or commodities exchanges.  In this case, the exchange sets all the terms of the contract except for the price.  Investors make payments due under their contracts through the exchange.  Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange.  Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts.  This protects investors against potential defaults by the counterparty.  Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

For example, the Fund could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date.  If the offsetting sale price is more than the original purchase price, the Fund realizes a gain; if it is less, the Fund realizes a loss.  Exchanges may limit the amount of open contracts permitted at any one time.  Such limits may prevent the Fund from closing out a position.  If this happens, the Fund will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so).  Inability to close out a contract could also harm the Fund by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract.

The Fund may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Fund and the counterparty. OTC contracts do not necessarily have standard terms, so they may be less liquid and more difficult to close-out than exchange-traded contracts. In addition, OTC contracts with more specialized terms may be more difficult to value than exchange traded contracts, especially in times of financial stress.

Depending on how the Fund uses derivative contracts and the relationships between the market value of a derivative contract and the Reference Instrument, derivative contracts may increase or decrease the Fund’s exposure to the risks of the Reference Instrument, and may also expose the fund to liquidity and leverage risks.  OTC contracts also expose the Fund to credit risks in the event that a counterparty defaults on the contract.

The Fund may invest in a derivative contract if it is permitted to own, invest in, or otherwise have economic exposure to the Reference Instrument. The Fund is not required to own a Reference Instrument in order to buy or sell a derivative contract relating to that Reference Instrument. The Fund may trade in the following specific types and/or combinations of derivative contracts:

Futures Contracts

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a Reference Instrument at a specified price, date and time.  Entering into a contract to buy a Reference Instrument is commonly referred to as buying a contract or holding a long position in the asset.  Entering into a contract to sell a Reference Instrument is commonly referred to as selling a contract or holding a short position in the Reference Instrument.  Futures contracts are considered to be commodity contracts. The Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act.  Futures contracts traded OTC are frequently referred to as forward contracts.  The Fund can buy or sell financial futures (such as interest rate futures, index futures and security futures), as well as, currency futures and currency forward contracts.

Interest Rate Futures

An interest-rate futures contract is an exchange-traded contract for which the Reference Instrument is an interest-bearing fixed income security or an inter-bank deposit. Two examples of common interest rate futures contracts are U.S. Treasury futures contracts and Eurodollar futures contracts. The Reference Instrument for a U.S. Treasury futures contract is a U.S. Treasury security. The Reference Instrument for a Eurodollar futures contract is the London Interbank Offered Rate (commonly referred to as “LIBOR”); Eurodollar futures contracts enable the purchaser to obtain a fixed rate for the lending of funds over a stated period of time and the seller to obtain a fixed rate for a borrowing of funds over that same period.

Index Futures

An index futures contract is an exchange-traded contract to make or receive a payment based upon changes in the value of an index. An index is a statistical composite that measures changes in the value of designated Reference Instruments. An index is usually computed by a sum product of a list of the designated Reference Instruments' current prices and a list of weights assigned to these Reference Instruments.

Security Futures

A security futures contract is an exchange-traded contract to purchase or sell in the future a specific quantity of a security (other than a Treasury security) or a narrow-based securities index at a certain price. Presently, the only available security futures contracts use shares of a single equity security as the Reference Instrument. However, it is possible that in the future security futures contracts will be developed that use a single fixed-income security as the Reference Instrument.

Currency Futures And Currency Forward Contracts

A currency futures contract is an exchange-traded contract to buy or sell a particular currency at a specific price at some time in the future (commonly three months or more). A currency forward contract is an OTC derivative that represents an obligation to purchase or sell a specific currency at a future date, at a price set at the time of the contract and for a period agreed upon by the parties which may be either a window of time or a fixed number of days from the date of the contract. Currency futures and forward contracts are highly volatile, with a relatively small price movement potentially resulting in substantial gains or losses to the Fund. Additionally, the Fund may lose money on currency futures and forward contracts if changes in currency rates do not occur as anticipated or if the Fund’s counterparty to the contract were to default.

Option Contracts

Option contracts (also called “options”) are rights to buy or sell a Reference Instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of Reference Instruments.  Options that are written on futures contracts will be subject to margin requirements similar to those applied to futures contracts.

The Fund may buy and/or sell the following types of options:

CALL OPTIONS

A call option gives the holder (buyer) the right to buy the Reference Instrument from the seller (writer) of the option. The Fund may use call options in the following ways:

•	Buy call options on a Reference Instrument in anticipation of an increase in the value of the Reference Instrument; and

•
Write call options on a Reference Instrument to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the Reference Instrument.  If the Fund writes a call option on a Reference Instrument that it owns and that call option is exercised, the Fund foregoes any possible profit from an increase in the market price of the Reference Instrument over the exercise price plus the premium received.

Put Options

A put option gives the holder the right to sell the Reference Instrument to the writer of the option. The Fund may use put options in the following ways:

•	Buy put options on a Reference Instrument in anticipation of a decrease in the value of the Reference Instrument; and

•
Write put options on a Reference Instrument to generate income from premiums, and in anticipation of an increase or only limited decrease in the value of the Reference Instrument. In writing puts, there is a risk that the Fund may be required to take delivery of the Reference Instrument when its current market price is lower than the exercise price.

The Fund may also buy or write options, as needed, to close out existing option positions.

Finally, the Fund may enter into combinations of options contracts in an attempt to benefit from changes in the prices of those options contracts (without regard to changes in the value of the Reference Instrument).

Swap Contracts

A swap contract (also known as a “swap”) is a type of derivative contract in which two parties agree to pay each other (swap) the returns derived from Reference Instruments.  Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the Reference Instruments.  The payments are usually made on a net basis so that, on any given day, the Fund would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party’s payment. Swap agreements are sophisticated instruments that can take many different forms and are known by a variety of names.  Common swap agreements that the Fund may use include:

Interest Rate Swaps

Interest rate swaps are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount (commonly referred to as a “notional principal amount”) in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million London Interbank Offered Rate (commonly referred to as “LIBOR”) swap would require one party to pay the equivalent of the London Interbank Offered Rate of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.

Caps and Floors

Caps and Floors are contracts in which one party agrees to make payments only if an interest rate or index goes above (Cap) or below (Floor) a certain level in return for a fee from the other party.

Total Return Swaps

A total return swap is an agreement between two parties whereby one party agrees to make payments of the total return from a Reference Instrument (or a basket of such instruments) during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another Reference Instrument.  Alternately, a total return swap can be structured so that one party will make payments to the other party if the value of a Reference Instrument increases, but receive payments from the other party if the value of that instrument decreases.

Credit Default Swaps

A credit default swap (CDS) is an agreement between two parties whereby one party (the “Protection Buyer”) agrees to make payments over the term of the CDS to the other party (the “Protection Seller”), provided that no designated event of default, restructuring or other credit related event (each a “Credit Event”) occurs with respect to Reference Instrument that is usually a particular bond or the unsecured credit of an issuer, in general (the “Reference Obligation”). Many CDS are physically settled, which means that if a Credit Event occurs, the Protection Seller must pay the Protection Buyer the full notional value, or “par value,” of the Reference Obligation in exchange for delivery by the Protection Buyer of the Reference Obligation or another similar obligation issued by the issuer of the Reference Obligation (the “Deliverable Obligation”).  The Counterparties agree to the characteristics of the Deliverable Obligation at the time that they enter into the CDS. Alternately, a CDS can be “cash settled,” which means that upon the occurrence of a Credit Event, the Protection Buyer will receive a payment from the Protection Seller equal to the difference between the par amount of the Reference Obligation and its market value at the time of the Credit Event.  The Fund may be either the Protection Buyer or the Protection Seller in a CDS.  If the Fund is a Protection Buyer and no Credit Event occurs, the Fund will lose its entire investment in the CDS (i.e., an amount equal to the payments made to the Protection Seller over the term of the CDS). However, if a Credit Event occurs, the Fund (as Protection Buyer) will deliver the Deliverable Obligation and receive a payment equal to the full notional value of the Reference Obligation, even though the Reference Obligation may have little or no value. If the Fund is the Protection Seller and no Credit Event occurs, the Fund will receive a fixed rate of income throughout the term of the CDS. However, if a Credit Event occurs, the Fund (as Protection Seller) will pay the Protection Buyer the full notional value of the Reference Obligation and receive the Deliverable Obligation from the Protection Buyer.  A CDS may involve greater risks than if the Fund invested directly in the Reference Obligation. For example, a CDS may increase credit risk since the Fund has exposure to both the issuer of the Reference Obligation and the Counterparty to the CDS.

Currency Swaps

Currency swaps are contracts which provide for interest payments in different currencies. The parties might agree to exchange the notional principal amounts of the currencies as well (commonly called a “foreign exchange swap”).

SPECIAL TRANSACTIONS

Hybrid Instruments

Hybrid instruments combine elements of two different kinds of securities or financial instruments (such as a derivative contract). Frequently, the value of a hybrid instrument is determined by reference to changes in the value of a Reference Instrument (that is a designated security, commodity, currency, index, or other asset or instrument including a derivative contract).  Hybrid instruments can take on many forms including, but not limited to, the following forms. First, a common form of a hybrid instrument combines elements of a derivative contract with those of another security (typically a fixed-income security). In this case all or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of a Reference Instrument.  Second, [a hybrid instrument may also combine elements of a fixed-income security and an equity security. Third,] hybrid instruments may include convertible securities with conversion terms related to a Reference Instrument.

Depending on the type and terms of the hybrid instrument, its risks may reflect a combination of the risks of investing in the Reference Instrument with the risks of investing in other securities, currencies and derivative contracts.  Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional securities or the Reference Instrument.  Hybrid instruments are also potentially more volatile than traditional securities or the Reference Instrument.  Moreover, depending on the structure of the particular hybrid, it may expose the Fund to leverage risks or carry liquidity risks.

CREDIT LINKED NOTE

A credit linked note (CLN) is a type of hybrid instrument in which a special purpose entity issues a structured note (the “Note Issuer”) with respect to which the Reference Instrument is a single bond, a portfolio of bonds, or the unsecured credit of an issuer, in general (each a “Reference Credit”).  The purchaser of the CLN (the “Note Purchaser”) invests a par amount and receives a payment during the term of the CLN that equals a fixed or floating rate of interest equivalent to a high rated funded asset (such as a bank certificate of deposit) plus an additional premium that relates to taking on the credit risk of the Reference Credit. Upon maturity of the CLN, the Note Purchaser will receive a payment equal to (i) the original par amount paid to the Note Issuer, if there is no occurrence of a designated event of default, restructuring or other credit event (each, a “Credit Event”) with respect to the issuer of the Reference Credit or (ii) the market value of the Reference Credit, if a Credit Event has occurred.  Depending upon the terms of the CLN, it is also possible that the Note Purchaser may be required to take physical delivery of the Reference Credit in the event of a Credit Event. Most credit linked notes use a corporate bond (or a portfolio of corporate bonds) as the Reference Credit. However, almost any type of fixed-income security (including foreign government securities), index, or derivative contract (such as a credit default swap) can be used as the Reference Credit.

Equity Linked Note

An equity linked note (ELN) is a type of hybrid instrument that provides the noteholder with exposure to a single equity security, a basket of equity securities, or an equity index (the “Reference Equity Instrument”).  Typically, an ELN pays interest at agreed rates over a specified time period and, at maturity, either converts into shares of a Reference Equity Instrument or returns a payment to the noteholder based on the change in value of a Reference Equity Instrument.

Asset Segregation

In accordance with the Securities and Exchange Commission (SEC) and SEC staff positions regarding the interpretation of the Investment Company Act of 1940 (1940 Act), with respect to derivatives that create a future payment obligation of the Fund, the Fund must “set aside" (referred to sometimes as "asset segregation") liquid assets, or engage in other SEC- or staff-approved measures, while the derivative contracts are open. For example, with respect to forwards and futures contracts that are not contractually required to "cash-settle," the Fund must cover its open positions by setting aside cash or readily marketable securities equal to the contracts’ full, notional value. With respect to forwards and futures that are contractually required to "cash-settle," however, the Fund is permitted to set aside cash or readily marketable securities in an amount equal to the Fund’s daily marked-to-market (net) obligations, if any (i.e., the Fund’s daily net liability, if any), rather than the notional value.

The Fund will employ another approach to segregating assets to cover options that it sells. If the Fund  sells a call option, the Fund will set aside either the Reference Instrument subject to the option, cash or readily marketable securities with a value that equals or exceeds the current market value of the Reference Instrument. In no event, will the value of the cash or readily marketable securities set aside by the Fund be less than the exercise price of the call option. If the Fund sells a put option, the Fund will set aside cash or readily marketable securities with a value that equals or exceeds the exercise price of the put option.

The Fund’s asset segregation approach for swap agreements varies among different types of swaps. For example, if the Fund enters into a credit default swap as the Protection Buyer, then it will set aside cash or readily marketable securities necessary to meet any accrued payment obligations under the swap. By comparison, if the Fund enters into a credit default swap as the Protection Seller, then the Fund will set aside cash or readily marketable securities equal to the full notional amount of the swap that must be paid upon the occurrence of a Credit Event. For some other types of swaps, such as interest rate swaps, the Fund will calculate the obligations of the counterparties to the swap on a net basis. Consequently, the Fund’s current obligation (or rights) under this type of swap will equal only the net amount to be paid or received based on the relative values of the positions held by each counterparty to the swap (the “net amount”). The net amount currently owed by or to the Fund will be accrued daily and the Fund will set aside cash or readily marketable securities equal to any accrued but unpaid net amount owed by the Fund under the swap.

The Fund may reduce the liquid assets segregated to cover obligations under a derivative contract by entering into an offsetting derivative contract. For example, if the Fund sells a put option for the same Reference Instrument as a call option the Fund has sold, and the exercise price of the call option is the same as or higher than the exercise price of the put option, then the Fund may net its obligations under the options and set aside cash or readily marketable securities (including any margin deposited for the options) with a value equal to the greater of (a) the current market value of the Reference Instrument deliverable under the call option or (b) the exercise price of the put option.

By setting aside cash or readily marketable securities equal to only its net obligations under swaps and certain cash-settled derivative contracts, the Fund will have the ability to employ leverage to a greater extent than if the Fund were required to segregate cash or readily marketable securities equal to the full notional value of such contracts. The use of leverage involves certain risks. See "Risk Factors." Unless the Fund has other cash or readily marketable securities to set aside, it cannot trade assets set aside in connection with derivative contracts or special transactions without entering into an offsetting derivative contract or terminating a special transaction. This may cause the Fund to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions. The Fund reserves the right to modify its asset segregation policies in the future to comply with any changes in the positions articulated from time to time by the SEC and its staff.

Generally, special transactions do not cash-settle on a net basis. Consequently, with respect to special transactions, the Fund will set aside cash or readily marketable securities with a value that equals or exceeds the Fund’s obligations.

Inter-Fund Borrowing and Lending Arrangements

The SEC has granted an exemption that permits the Fund and all other funds advised by subsidiaries of Federated Investors, Inc. (Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds.  Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund.  Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Board of Trustees, and the Board monitors the operation of the program.  Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from “failed” trades. All inter-fund loans must be repaid in seven (7) days or less.  The Fund’s participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests.  Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (“Repo Rate”) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (“Bank Loan Rate”), as determined by the Board.  The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.

Securities Lending

The Fund may lend portfolio securities to borrowers that the Adviser deems creditworthy.  In return, the Fund receives cash or liquid securities from the borrower as collateral.  The borrower must furnish additional collateral if the market value of the loaned securities increases.  Also, the borrower must pay the Fund the equivalent of any dividends or interest received on the loaned securities.

The Fund will reinvest cash collateral in securities that qualify as an acceptable investment for the Fund.  However, the Fund must pay interest to the borrower for the use of cash collateral.

Loans are subject to termination at the option of the Fund or the borrower.  The Fund will not have the right to vote on securities while they are on loan. However, the Fund will attempt to terminate a loan in an effort to reacquire the securities in time to vote on matters that are deemed to be material by the Adviser. There can be no assurance that the Fund will have sufficient notice of such matters to be able to terminate the loan in time to vote thereon.  The Fund may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

Securities lending activities are subject to interest rate risks and credit risks. These transactions create leverage risks.

Investing in Securities of Other Investment Companies

The Fund may invest its assets in securities of other investment companies, including the securities of affiliated money market funds, as an efficient means of implementing its investment strategies and/or managing its uninvested cash. These other investment companies are managed independently of the Fund and incur additional fees and/or expenses which would, therefore, be borne indirectly by the Fund in connection with any such investment.  However, the Adviser believes that the benefits and efficiencies of this approach should outweigh the potential additional fees and/or expenses.

Hedging

Hedging transactions are intended to reduce specific risks. For example, to protect the Fund against circumstances that would normally cause the Fund’s portfolio securities to decline in value, the Fund may buy or sell a derivative contract that would normally increase in value under the same circumstances. The Fund may also attempt to hedge by using combinations of different derivative contracts, or derivative contracts and securities. The Fund’s ability to hedge may be limited by the costs of the derivative contracts. The Fund may attempt to lower the cost of hedging by entering into transactions that provide only limited protection, including transactions that (1) hedge only a portion of its portfolio, (2) use derivative contracts that cover a narrow range of circumstances or (3) involve the sale of derivative contracts with different terms. Consequently, hedging transactions will not eliminate risk even if they work as intended. In addition, hedging strategies are not always successful, and could result in increased expenses and losses to the Fund.

Inter-Fund Borrowing and Lending Arrangements

The Securities and Exchange Commission (SEC) has granted an exemption that permits the Fund and all other funds advised by subsidiaries of Federated Investors, Inc. (Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds.  Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund.  Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Fund's Board, and the Board monitors the operation of the program.  Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, (b) to meet commitments arising from “failed” trades, and (c) for other temporary purposes.  All inter-fund loans must be repaid in seven days or less.  The Fund's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests.  Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (Repo Rate) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (Bank Loan Rate), as determined by the Board.  The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.

Investment Risks

There are many factors which may effect an investment in the Fund. The Fund’s principal risks are described in The Confidential Private Offering Memorandum. Risk factors of the acceptable investments listed above are as follows. Additional risk factors are outlined below.

EQUITY RISK

Equity risk is the risk that the value of securities held by the Fund will rise or fall. These fluctuations could be a sustained trend or a drastic movement. The Fund’s portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the Fund’s Share price may decline.  Although common stocks have historically generated higher average returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in returns.  An adverse event, such as an unfavorable earnings report, may depress the value of equity securities of an issuer held by the Fund; the price of common stock of an issuer may be particularly sensitive to general movements in the stock market; or a drop in the stock market may depress the price of most or all of the common stocks held by the Fund.  In addition, common stock of an issuer in the Fund’s portfolio may decline in price if the issuer fails to make anticipated dividend payments because, among other possible reasons, the issuer of the security experiences a decline in its financial condition.  Furthermore, equity interests in an issuer held by the Fund may not be listed on public stock exchanges and therefore subject to risks typical of privately held equity.  Finally, common stock prices may be sensitive to rising interest rates, as the costs of capital rise and borrowing costs increase.

The Adviser attempts to manage market risk by limiting the amount the Fund invests in each company’s equity securities. However, diversification will not protect the Fund against widespread or prolonged declines in the stock market.

SECTOR RISKS

Companies with similar characteristics may be grouped together in broad categories called sectors. Sector risk is the possibility that a certain sector may underperform other sectors or the market as a whole. As the Adviser allocates more of the Fund’s portfolio holdings to a particular sector, the Fund’s performance will be more susceptible to any economic, business or other developments which generally affect that sector.

RISKS OF INVESTING IN DERIVATIVE CONTRACTS AND HYBRID INSTRUMENTS

The Fund’s exposure to derivative contracts and hybrid instruments (either directly or through its investment in another investment company) involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments.  First, changes in the value of the derivative contracts and hybrid instruments in which the Fund invests may not be correlated with changes in the value of the underlying Reference Instruments or, if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings.  Third, there is a risk that derivative contracts and hybrid instruments may be erroneously priced or improperly valued and, as a result, the Fund may need to make increased cash payments to the counterparty.  Fourth, exposure to derivative contracts and hybrid instruments may have tax consequences to the Fund and its shareholders.  For example, derivative contracts and hybrid instruments may cause the Fund to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders.  In addition, under certain circumstances certain derivative contracts and hybrid instruments may cause the Fund to a) incur an excise tax on a portion of the income related to those contracts and instruments and/or b) reclassify, as a return of capital, some or all of the distribution previously made to shareholder during the fiscal year as dividend income.  Fifth, a common provision in OTC derivative contracts permits the counterparty to terminate any such contract between it and the Fund, if the value of the Fund’s total net assets declines below a specified level over a given time period. Factors that may contribute to such a decline (which usually must be substantial) include significant shareholder redemptions and/or a marked decrease in the market value of the Fund’s investments. Any such termination of the Fund’s OTC derivative contracts may adversely affect the Fund (for example, by increasing losses and/or costs, and/or preventing the Fund from fully implementing its investment strategies). Finally, derivative contracts and hybrid instruments may also involve other risks described herein or in the Fund’s Confidential Private Offering Memorandum, such as equity risk, interest rate, credit, currency, liquidity and leverage risks.

CALL RISKS AND PREPAYMENT RISKS

Call risk is the possibility that an issuer may redeem a fixed-income security before maturity (a call) at a price below its current market price. An increase in the likelihood of a call may reduce the security’s price.

If a fixed-income security is called, the Fund may have to reinvest the proceeds in other fixed-income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Unlike traditional fixed-income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due) payments on mortgage-backed securities include both interest and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments from the voluntary prepayment , refinancing, or foreclosure of the underlying loans. These unscheduled prepayments of principal create risks that can adversely affect a Fund holding mortgage-backed securities.

For example, when interest rates decline, the values of mortgage-backed securities generally rise. However, when interest rates decline, unscheduled prepayments can be expected to accelerate, and the Fund would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage-backed securities.

Conversely, when interest rates rise, the values of mortgage-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of mortgage-backed securities, and cause their value to decline more than traditional fixed-income securities.

Generally, mortgage-backed securities compensate for the increased risk associated with prepayments by paying a higher yield. The additional interest paid for risk is measured by the difference between the yield of a mortgage-backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread). An increase in the spread will cause the price of the mortgage-backed security to decline. Spreads generally increase in response to adverse economic or market conditions. Spreads may also increase if the security is perceived to have an increased prepayment risk or is perceived to have less market demand.

RISKS ASSOCIATED WITH THE INVESTMENT ACTIVITIES OF OTHER ACCOUNTS

Investment decisions for the Fund are made independently from those of other accounts managed by the Adviser and accounts managed by affiliates of the Adviser.  Therefore, it is possible that investment-related actions taken by such other accounts could adversely impact the Fund with respect to, for example, the value of Fund portfolio holdings, and/or prices paid to or received by the Fund on its portfolio transactions, and/or the Fund's ability to obtain or dispose of portfolio securities.  Related considerations are discussed elsewhere in this SAI under "Brokerage Transactions and Investment Allocation."

Investment Objective and Policies and Investment Limitations

FUNDAMENTAL INVESTMENT OBJECTIVE

The fundamental investment objective of the Fund is to provide total return.  The Fund pursues its investment objective primarily by investing in floating-rate trade finance related securities (and other floating and fixed-income securities) that generate interest income.  The investment objective may not be changed by the Board of Trustees without shareholder approval.

INVESTMENT POLICIES

The Fund is a “non-diversified” investment company, as defined in the 1940 Act, which means that it is permitted to invest its assets in a more limited number of issuers than “diversified” investment companies.  A diversified company may not, with respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer and may not own more than 10% of the outstanding voting securities of any one issuer.  However, the Fund does intend to comply with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Under normal market conditions the Fund will invest at least 80% of its total assets in trade finance related securities.

Redemption

The Fund has adopted as a fundamental policy, which can only be changed by shareholder vote and approval of the SEC or its Staff, that:  (i) the Redemption Pricing Date will be twenty-four (24) days after a shareholder has presented its Shares to the Transfer Agent in proper order for redemption (unless such twenty-fourth (24th) day falls on a weekend or holiday in which case it shall be the business day immediately prior); and (ii) the Redemption Payment Date shall not exceed thirty-one (31) days after the Shares have been presented in proper order for redemption.

INVESTMENT LIMITATIONS

Borrowing Money and Issuing Senior Securities

The Fund may borrow money, directly or indirectly, and issue senior securities to the maximum extent permitted under the 1940 Act, any rule or order thereunder, or any SEC staff interpretation thereof.

Investing in Real Estate

The Fund may not purchase or sell real estate, provided that this restriction does not prevent the Fund from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein.  The Fund may exercise its rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.

Investing in Commodities

The Fund may not purchase or sell physical commodities, provided that the Fund may purchase securities of companies that deal in commodities.  For purposes of this restriction, investments in transactions involving futures contracts and options, forward currency contracts, swap transactions and other financial contracts that settle by payment of cash are not deemed to be investments in commodities.  The Fund may exercise its rights under agreements relating to such instruments, including the right to enforce security interests and to hold commodities acquired by reason of such enforcement until the commodities can be liquidated in an orderly manner.

Underwriting

The Fund may not underwrite the securities of other issuers, except that the Fund may engage in transactions involving the acquisition, disposition or resale of its portfolio securities, under circumstances where it may be considered to be an underwriter under the Securities Act of 1933.

Lending

The Fund may not make loans to other persons, except by (a) the acquisition of loans, loan interests, debt securities and other obligations in which the Fund is authorized to invest in accordance with its investment objectives and policies, (b) entering into repurchase agreements, and (c) lending its portfolio securities.

Concentration

The Fund will not make investments that will result in the concentration of its investments in the securities of issuers primarily engaged in the same industry. For purposes of this restriction, the term concentration has the meaning set forth in the 1940 Act, any rule or order thereunder, or any SEC staff interpretation thereof. Government securities and municipal securities will not be deemed to constitute an industry.

The above limitations cannot be changed unless authorized by the Board and by the “vote of a majority of its outstanding voting securities,” as defined by the 1940 Act.  The following limitations, however, may be changed by the Board without shareholder approval.  Shareholders will be notified before any material change in these limitations becomes effective.

Purchases on Margin

The Fund will not purchase securities on margin, provided that the Fund may obtain short-term credits necessary for the clearance of purchases and sales of securities, and further provided that the Fund may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

Pledging Assets

The Fund will not mortgage, pledge, or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities.

APPLICATION OF CONCENTRATION RESTRICTION

In applying the Fund’s concentration restriction: (a) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (b) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank  finance and diversified finance will each be considered a separate industry; and (c) asset backed securities will be classified according to the underlying assets securing such securities.

To conform to the current view of the SEC staff that only domestic bank instruments may be excluded from industry concentration limitations, as a matter of non-fundamental policy, the Fund will not exclude foreign bank instruments from industry concentration limitation tests so long as the policy of the SEC remains in effect.  The investment of more than 25% of the value of the Fund’s total assets in any one industry will constitute “concentration.”

For purposes of the above limitations, the Fund considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings association having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment to be “cash items.”  Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such limitation.

Account and Share Information

VOTING RIGHTS

Each Share of the Fund gives the shareholder one vote in elections of the Board of Trustees and other matters submitted to shareholders for vote.  All Shares of the Fund have equal voting rights.  All Shares of the Trust have equal voting rights, except that in matters affecting only a particular Fund or class, only Shares of that Fund or class are entitled to vote.

Members of the Board of Trustees may be removed by the Board or by shareholders at a meeting of the shareholders by a vote of 75% of Outstanding Shares.

As of June 18, 2010, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Shares: Federated Total Return Bond Fund, Boston, MA, owned approximately 7,095,590 Shares (65.71%); Federated UltraShort Bond Fund, Boston, MA, owned approximately 1,022,673 Shares (9.47%); Federated Short Term Income Fund, Boston, MA, owned approximately 1,017,174 Shares (9.42%); and Federated Project and Trade Finance Core Fund, Boston, MA, owned approximately 617,391 Shares (5.71%).

Shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.

Federated Total Return Bond Fund is a portfolio of Federated Total Return Series, Inc. which is organized in the state of Maryland.

Management of the Trust

BOARD OF TRUSTEES, MANAGEMENT INFORMATION, COMPENSATION

The Board is responsible for managing the Trust’s business affairs and for exercising all the Trust’s powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Fund. Where required, the tables separately list Board members who are “interested persons” of the Fund (i.e., “Interested” Board members) and those who are not (i.e., “Independent” Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222.  The address of all Independent Board members listed is 4000 Ericsson Drive, Warrendale, PA  15086-7561; Attention: Core Trust III Board.  As of December 31, 2009, the Trust comprised one portfolio, and the Federated Fund Complex consisted of 43 investment companies (comprising 145 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex and serves for an indefinite term.

As of May 6, 2010, the Fund’s Board and Officers as a group owned approximately less than 1% of the Fund’s outstanding Shares.

QUALIFICATIONS OF INDEPENDENT TRUSTEES

•
Individual Trustee qualifications are noted in the “Independent Trustees Background and Compensation” chart. In addition, the following characteristics are among those that were considered for each existing Trustee and will be considered for any Nominee Trustee.

•
Outstanding skills in disciplines deemed by the Independent Trustees to be particularly relevant to the role of Independent Trustee and to the Federated Funds, including legal, accounting, business management, the financial industry generally, and the investment industry particularly.

•	Desire and availability to serve for a substantial period of time, taking into account the Board’s current mandatory retirement age of 73 years.

•	Possesses no conflicts which would interfere with qualifying as independent.

•	Appropriate interpersonal skills to work effectively with other Independent Trustees.

•	Understanding and appreciation of the important role occupied by independent trustees in the regulatory structure governing regulated investment companies.

•	Diversity of background.

INTERESTED TRUSTEES BACKGROUND AND COMPENSATION
Name Birth Date Positions Held with Trust Date Service Began	Principal Occupation(s) for Past Five Years, Other Directorships Held and Previous Position(s)	Aggregate Compensation From Trust (for the period from 08/26/09 to 03/31/10) +	Total Compensation From Trust and Federated Fund Complex (past calendar year)

John F. Donahue* Birth Date: July 28, 1924 Trustee Began serving: February 2008	Principal Occupations: Director or Trustee of the Federated Fund Complex; Chairman and Director, Federated Investors, Inc.; Chairman of the Federated Fund Complex’s Executive Committee. Previous Positions: Chairman of the Federated Fund Complex; Trustee, Federated Investment Management Company; Chairman and Director, Federated Investment Counseling.	NA	$0

J. Christopher Donahue* Birth Date: April 11, 1949 PRESIDENT AND Trustee Began serving: February 2008
Principal Occupations: Principal Executive Officer and President of the Federated Fund Complex; Director or Trustee of some of the Funds in the Federated Fund Complex; President, Chief Executive Officer and Director, Federated Investors, Inc.; Chairman and Trustee, Federated Investment Management Company; Trustee, Federated Investment Counseling; Chairman and Director, Federated Global Investment Management Corp.; Chairman, Federated Equity Management Company of Pennsylvania and Passport Research, Ltd. (investment advisory subsidiary of Federated); Trustee, Federated Shareholder Services Company; Director, Federated Services Company.
Previous Positions: President, Federated Investment Counseling; President and Chief Executive Officer, Federated Investment Management Company, Federated Global Investment Management Corp. and Passport
Research, Ltd.
	$0	$0

*
Family relationships and reasons for “interested” status: John F. Donahue is the father of J. Christopher Donahue; both are “interested” due to their beneficial ownership of shares of Federated Investors, Inc. and the positions they hold with Federated and its subsidiaries.

INDEPENDENT TRUSTEES BACKGROUND AND COMPENSATION
Name Birth Date Positions Held with Trust Date Service Began	Principal Occupation(s) and Other Directorships Held for Past Five Years, Previous Position(s) and Qualifications	Aggregate Compensation From Trust (for the period from 08/26/09 to 03/31/10) +	Total Compensation From Trust and Federated Fund Complex (past calendar year)

John T. Conroy, Jr., Ph.D. Birth Date: June 23, 1937 Trustee Began serving: February 2008	Principal Occupations: Director or Trustee of the Federated Fund Complex; Chairman of the Board, Investment Properties Corporation; Partner or Trustee in private real estate ventures in Southwest Florida; Assistant Professor of Theology, Blessed Edmund Rice School for Pastoral Ministry. Previous Positions: President, Investment Properties Corporation; Senior Vice President, John R. Wood and Associates, Inc., Realtors; President, Naples Property Management, Inc. and Northgate Village Development Corporation. Qualifications: Business management and director experience.	NA	$225,000

Nicholas P. Constantakis, CPA Birth Date: September 3, 1939 Trustee Began serving: February 2008	Principal Occupation: Director or Trustee of the Federated Fund Complex. Other Directorships Held: Director and Chairman of the Audit Committee, Michael Baker Corporation (architecture, engineering and construction services). Previous Position: Partner, Andersen Worldwide SC. Qualifications: Public accounting and director experience.	NA	$247,500

John F. Cunningham Birth Date: March 5, 1943 Trustee Began serving: February 2008
Principal Occupation: Director or Trustee of the Federated Fund Complex.
Other Directorships Held: Chairman, President and Chief Executive Officer, Cunningham & Co., Inc. (strategic business consulting); Trustee Associate, Boston College.
Previous Positions: Director, Redgate Communications and EMC Corporation (computer storage systems); Chairman of the Board and Chief Executive Officer, Computer Consoles, Inc.; President and Chief Operating Officer, Wang Laboratories; Director, First National Bank of Boston; Director, Apollo Computer, Inc.
Qualifications:  Business management and director experience.
	NA	$225,000

Maureen Lally-Green Birth Date: July 5, 1949 Trustee Began serving: August 2009
Principal Occupations: Director or Trustee of the Federated Fund Complex; Director, Office of Church Relations, Diocese of Pittsburgh; Adjunct Professor of Law, Duquesne University School of Law.
Other Directorships Held: Director, Auberle; Trustee, St. Francis University; Director, Ireland Institute of Pittsburgh; Director, UPMC Mercy Hospital; Regent, St. Vincent Seminary; Director, Epilepsy Foundation of Western and Central Pennsylvania; Director, Saint Thomas More Society, Allegheny County; Director, Carlow University.
Previous Position: Pennsylvania Superior Court Judge.
Qualifications:  Legal and director experience.
	NA	$103,942.45

Peter E. Madden Birth Date: March 16, 1942 Trustee Began serving: February 2008
Principal Occupation: Director or Trustee, and Chairman of the Board of Directors or Trustees, of the Federated Fund Complex.
Other Directorships Held: Board of Overseers, Babson College.
Previous Positions: Representative, Commonwealth of Massachusetts General Court; President, Chief Operating Officer and Director, State Street Bank and Trust Company and State Street Corporation (retired); Director, VISA USA and VISA International; Chairman and Director, Massachusetts Bankers Association; Director, Depository Trust Corporation; Director, The Boston Stock Exchange.
Qualifications:  Business management, mutual fund services and director experience.
	NA	$310,000

Charles F. Mansfield, Jr. Birth Date: April 10, 1945 Trustee Began serving: February 2008
Principal Occupations: Director or Trustee and Chairman of the Audit Committee of the Federated Fund Complex; Management Consultant.
Previous Positions: Chief Executive Officer, PBTC International Bank; Partner, Arthur Young & Company (now Ernst & Young LLP); Chief Financial Officer of Retail Banking Sector, Chase Manhattan Bank; Senior Vice President, HSBC Bank USA (formerly, Marine Midland Bank); Vice President, Citibank; Assistant Professor of Banking and Finance, Frank G. Zarb School of Business, Hofstra University; Executive Vice President DVC Group, Inc. (marketing, communications and technology).
Qualifications:  Banking, business management, public accounting and director experience.
	NA	$253,125

R. James Nicholson Birth Date: February 4, 1938 Trustee Began serving: February 2008
Principal Occupations: Director or Trustee of the Federated Fund Complex; Senior Counsel, Brownstein Hyatt Farber Schrek, P.C.; Former Secretary of the U.S. Dept. of Veterans Affairs; Former U.S. Ambassador to the Holy See; Former Chairman of the Republican National Committee.
Other Directorships Held: Director, Horatio Alger Association; Director, The Daniels Fund.
Previous Positions: Colonel, U.S. Army Reserve; Partner, Calkins, Kramer, Grimshaw and Harring, P.C.; General Counsel, Colorado Association of Housing and Building; Chairman and CEO, Nicholson Enterprises, Inc. (real estate holding company); Chairman and CEO, Renaissance Homes of Colorado.
Qualifications:  Legal, government, business management and mutual fund director experience.
	NA	$222,527.36

Thomas M. O’Neill Birth Date: June 14, 1951 Trustee Began serving: February 2008
Principal Occupations: Director or Trustee of the Federated Fund Complex; Sole Proprietor, Navigator Management Company (investment and strategic consulting).
Other Directorships Held: Board of Overseers, Children’s Hospital of Boston; Visiting Committee on Athletics, Harvard College.
Previous Positions: Chief Executive Officer and President, Managing Director and Chief Investment Officer, Fleet Investment Advisors; President and Chief Executive Officer, Aeltus Investment Management, Inc.; General Partner, Hellman, Jordan Management Co., Boston, MA; Chief Investment Officer, The Putnam Companies, Boston, MA; Credit Analyst and Lending Officer, Fleet Bank; Director and Consultant, EZE Castle Software (investment order management software); Director, Midway Pacific (lumber).
Qualifications:  Business management, mutual fund, director and investment experience.
	NA	$241,875

John S. Walsh Birth Date: November 28, 1957 Trustee Began serving: February 2008	Principal Occupations: Director or Trustee of the Federated Fund Complex; President and Director, Heat Wagon, Inc. (manufacturer of construction temporary heaters); President and Director, Manufacturers Products, Inc. (distributor of portable construction heaters); President, Portable Heater Parts, a division of Manufacturers Products, Inc. Previous Position: Vice President, Walsh & Kelly, Inc. Qualifications: Business management and director experience.	NA	$247,500

James F. Will Birth Date: October 12, 1938 Trustee Began serving: February 2008	Principal Occupations: Director or Trustee of the Federated Fund Complex; formerly, Vice Chancellor and President, Saint Vincent College. Other Directorships Held: Trustee, Saint Vincent College; Alleghany Corporation. Previous Positions: Chairman, President and Chief Executive Officer, Armco, Inc.; President and Chief Executive Officer, Cyclops Industries; President and Chief Operating Officer, Kaiser Steel Corporation. Qualifications: Business management, education and director experience.	NA	$225,000

+	Because the Fund is a new portfolio of the Trust, Trustee compensation has not yet been earned and will be reported following the Fund’s next fiscal year.

OFFICERS**
Name Birth Date Positions Held with Trust Date Service Began	Principal Occupation(s) and Previous Position(s)

John W. McGonigle Birth Date: October 26, 1938 EXECUTIVE VICE PRESIDENT AND SECRETARY Began serving: February 2008
Principal Occupations: Executive Vice President and Secretary of the Federated Fund Complex; Vice Chairman, Executive Vice President, Secretary and Director, Federated Investors, Inc.
Previous Positions: Trustee, Federated Investment Management Company and Federated Investment Counseling; Director, Federated Global Investment Management Corp., Federated Services Company and Federated Securities Corp.

Richard A. Novak Birth Date: December 25, 1963 TREASURER (PRINCIPAL FINANCIAL OFFICER) Began serving: February 2008
Principal Occupations: Principal Financial Officer and Treasurer of the Federated Fund Complex; Senior Vice President, Federated Administrative Services; Financial and Operations Principal for Federated Securities Corp., Edgewood Services, Inc. and Southpointe Distribution Services, Inc.
Previous Positions: Controller of Federated Investors, Inc.; Vice President, Finance of Federated Services Company; held various financial management positions within The Mercy Hospital of Pittsburgh; Auditor, Arthur Andersen & Co.

Brian P. Bouda Birth Date: February 28, 1947 CHIEF COMPLIANCE OFFICER AND SENIOR VICE PRESIDENT Began serving: February 2008
Principal Occupations: Senior Vice President and Chief Compliance Officer of the Federated Fund Complex; Vice President and Chief Compliance Officer of Federated Investors, Inc. and Chief Compliance Officer of its subsidiaries. Mr. Bouda joined Federated in 1999 and is a member of the American Bar Association and the State Bar Association of Wisconsin.

Robert J. Ostrowski Birth Date: April 26, 1963 CHIEF INVESTMENT OFFICER Began serving: February 2008
Principal Occupations:  Mr. Ostrowski joined Federated in 1987 as an Investment Analyst and became a Portfolio Manager in 1990. He was named Chief Investment Officer of taxable fixed-income products in 2004 and also serves as a Senior Portfolio Manager. Mr. Ostrowski became an Executive Vice President of the Fund’s Adviser in 2009 and served as a Senior Vice President of the Fund’s Adviser from 1997 to 2009. Mr. Ostrowski has received the Chartered Financial Analyst designation. He received his M.S. in Industrial Administration from Carnegie Mellon University.

**	Officers do not receive any compensation from the Fund.

In addition, the Fund has appointed an Anti-Money Laundering Compliance Officer.

BOARD LEADERSHIP STRUCTURE

As required under the terms of certain regulatory settlements, the Chairman of the Board is not an interested person of the Fund and neither the Chairman, nor any firm with which the Chairman is affiliated, has a prior relationship with Federated or its affiliates or (other than his position as a Trustee) with the Fund.

COMMITTEES OF THE BOARD
Board Committee	Committee Members	Committee Functions	Meetings Held During the 12-Month Period Ended April 2010

Executive	John F. Donahue Peter E. Madden John S. Walsh
In between meetings of the full Board, the Executive Committee generally may exercise all the powers of the full Board in the management and direction of the business and conduct of the affairs of the Trust in such manner as the Executive Committee shall deem to be in the best interests of the Trust.  However, the Executive Committee cannot elect or remove Board members, increase or decrease the number of Trustees, elect or remove any Officer, declare dividends, issue shares or recommend to shareholders any action requiring shareholder approval.
Three

Audit	Nicholas P. Constantakis Charles F. Mansfield, Jr. Thomas M. O’Neill John S. Walsh
The purposes of the Audit Committee are to oversee the accounting and financial reporting process of the Fund, the Fund's internal control over financial reporting and the quality, integrity and independent audit of the Fund's financial statements.  The Committee also oversees or assists the Board with the oversight of compliance with legal requirements relating to those matters, approves the engagement and reviews the qualifications, independence and performance of the Fund's independent registered public accounting firm, acts as a liaison between the independent registered public accounting firm and the Board and reviews the Fund's internal audit function.
Six

Nominating	John T. Conroy, Jr. Nicholas P. Constantakis John F. Cunningham Maureen Lally-Green Peter E. Madden Charles F. Mansfield, Jr. R. James Nicholson Thomas M. O’Neill John S. Walsh James F. Will
The Nominating Committee, whose members consist of all Independent Trustees, selects and nominates persons for election to the Fund's Board when vacancies occur. The Committee will consider candidates recommended by shareholders, Independent Trustees, officers or employees of any of the Fund's agents or service providers and counsel to the Fund. Any shareholder who desires to have an individual considered for nomination by the Committee must submit a recommendation in writing to the Secretary of the Fund, at the Fund's address appearing on the back cover of this SAI. The recommendation should include the name and address of both the shareholder and the candidate and detailed information concerning the candidate’s qualifications and experience. In identifying and evaluating candidates for consideration, the Committee shall consider such factors as it deems appropriate.  Those factors will ordinarily include:  integrity, intelligence, collegiality, judgment, diversity, skill, business and other experience, qualification as an “Independent Trustee,” the existence of material relationships which may create the appearance of a lack of independence, financial or accounting knowledge and experience and dedication and willingness to devote the time and attention necessary to fulfill Board responsibilities.
One

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s role in overseeing the Fund’s general risks includes receiving performance reports for the Fund and risk management reports from Federated’s Chief Risk Officer at each regular Board meeting. The Chief Risk Officer is responsible for enterprise risk management at Federated, which includes risk management committees for investment management and for investor services. The Board also receives regular reports from the Fund’s Chief Compliance Officer regarding significant compliance risks.

On behalf of the Board, the Audit Committee plays a key role overseeing the Fund’s financial reporting and valuation risks. The Audit Committee meets regularly with the Fund’s Principal Financial Officer and outside auditors, as well as with Federated’s Chief Audit Executive to discuss financial reporting and audit issues, including risks relating to financial controls.

BOARD OWNERSHIP OF SHARES IN THE FUND AND IN THE FEDERATED FAMILY OF INVESTMENT COMPANIES AS OF DECEMBER 31, 2009
Interested Board Member Name	Dollar Range of Shares Owned in Federated Project and Trade Finance Core Fund	Aggregate Dollar Range of Shares Owned in Federated Family of Investment Companies
John F. Donahue	None	Over $100,000
J. Christopher Donahue	None	Over $100,000
Independent Board Member Name
John T. Conroy, Jr.	None	Over $100,000
Nicholas P. Constantakis	None	Over $100,000
John F. Cunningham	None	Over $100,000
Maureen Lally-Green	None	$50,001-$100,000
Peter E. Madden	None	Over $100,000
Charles F. Mansfield, Jr.	None	Over $100,000
R. James Nicholson	None	Over $100,000
Thomas M. O’Neill	None	$50,001-$100,000
John S. Walsh	None	Over $100,000
James F. Will	None	Over $100,000

Investment Advisory and Other Services

INVESTMENT ADVISER

The Adviser conducts investment research and makes investment decisions for the Fund.  The Adviser is a wholly owned subsidiary of Federated.  The Adviser shall not be liable to the Trust or any Fund shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

The Adviser will receive a fee (“Advisory Fee”) paid by the Fund of 0.10% of the average gross daily assets of the Fund.  The Adviser has agreed to voluntarily waive the Advisory Fee until further notice.  Due to the waiver, the Adviser will be providing investment advisory services to the Fund at no fee.  The voluntary waiver is subject to periodic review and the Adviser may modify or terminate this waiver at any time.

PORTFOLIO MANAGER INFORMATION

The following information about the Fund’s Portfolio Manager is provided as of the end of the Fund’s most recently completed fiscal year.
Other Accounts Managed by Ihab Salib	Total Number of Other Accounts Managed/ Total Assets	Number of Other Accounts Managed/ Total Assets that are Subject to Performance Fees
Registered Investment Companies	4/$1,107 million	0
Other Pooled Investment Vehicles	4/$480 million	0
Other Accounts	7/$1,207 million	7/$1,207 million

Dollar value range of Shares owned in the Fund:  none.

Ihab Salib is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager’s experience and performance. The annual incentive amount is determined based primarily on Investment Product Performance (IPP) and, to a lesser extent, Financial Success, and may be paid entirely in cash, or in a combination of cash and restricted stock of Federated Investors, Inc. (Federated). The total combined annual incentive opportunity is intended to be competitive in the market for this portfolio manager role.

IPP is measured on a rolling one, three and five calendar year pre-tax gross total return basis vs. the Funds’ benchmark (i.e., Libor). Performance periods are adjusted if a portfolio manager has been managing an account for less than five years; accounts with less than one-year of performance history under a portfolio manager may be excluded. Within each performance measurement period, IPP is calculated with an equal weighting of each included account managed by the portfolio manager. In his role as Head of the International Bond Group, Mr. Salib has oversight responsibility for other portfolios that he does not personally manage. A portion of the IPP score is determined by the investment performance of these other portfolios vs. product specific benchmarks and peer groups. In addition, Mr. Salib serves on one or more Investment Teams that establish guidelines on various performance drivers (e.g., currency, duration, sector, volatility, and/or yield curve) for taxable fixed income products. A portion of the IPP score is based on Federated's senior management's assessment of team contributions.

The Financial Success category is designed to tie the portfolio manager’s bonus, in part, to Federated’s overall financial results. Funding for the Financial Success category may be determined on a product or asset class basis, as well as on corporate financial results. Senior Management determines individual Financial Success bonuses on a discretionary basis, considering overall contributions and any other factors deemed relevant.

In addition, Ihab Salib was awarded a grant of restricted Federated stock. Awards of restricted stock are discretionary and are made in variable amounts based on the subjective judgment of Federated's senior management.

The following information about the Fund’s Portfolio Manager is provided of the end of the Fund’s most recently completed fiscal year.
Other Accounts Managed by Christopher McGinley	Total Number of Other Accounts Managed/ Total Assets*
Registered Investment Companies	0/0
Other Pooled Investment Vehicles	0/0
Other Accounts	0/0

*	None of the Accounts has an advisory fee that is based on the performance of the account.

Dollar value range of Shares owned in the Fund:  none.

Christopher McGinley is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager’s experience and performance. The annual incentive amount is determined based primarily on Investment Product Performance (IPP) and, to a lesser extent, Financial Success, and may be paid entirely in cash, or in a combination of cash and restricted stock of Federated Investors, Inc. (Federated). The total combined annual incentive opportunity is intended to be competitive in the market for this portfolio manager role.

IPP is measured on a rolling one, three and five calendar year pre-tax gross total return basis vs. the Funds’ benchmark (i.e., Libor). Performance periods are adjusted if a portfolio manager has been managing an account for less than five years; accounts with less than one-year of performance history under a portfolio manager may be excluded. Within each performance measurement period, IPP is calculated with an equal weighting of each included account managed by the portfolio manager. A portion of the IPP score is based on Federated's senior management's assessment of team contributions.

The Financial Success category is designed to tie the portfolio manager’s bonus, in part, to Federated’s overall financial results. Funding for the Financial Success category may be determined on a product or asset class basis, as well as on corporate financial results. Senior Management determines individual Financial Success bonuses on a discretionary basis, considering overall contributions and any other factors deemed relevant.

In addition, Christopher McGinley was awarded a grant of restricted Federated stock. Awards of restricted stock are discretionary and are made in variable amounts based on the subjective judgment of Federated's senior management.

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager’s management of a fund’s investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or “soft dollars”). The Adviser has adopted policies and procedures and has structured the portfolio managers’ compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.

The following information about the Fund’s Portfolio Manager is provided of the end of the Fund’s most recently completed fiscal year.
Other Accounts Managed by Suresh Advani	Total Number of Other Accounts Managed/ Total Assets	Number of Other Accounts Managed/ Total Assets that are Subject to Performance Fees
Registered Investment Companies	0	0
Other Pooled Investment Vehicles	0	0
Other Accounts	2 Accounts / $103.9 million	1 Account /$95.6 million

Dollar value range of Shares owned in the Fund:  none.

Mr. Advani receives an allocation of GML’s annual profit by virtue of his status as a member of the partnership.  This allocation is split into monthly advances and a semi-annual bonus. The overall allocation is based upon his contribution to the firm and is assessed by GML International Limited, the Managing Member of GML.  Such contribution is based on an appraisal of the underlying performance against investment objectives of the various funds for which Mr. Advani acts as portfolio manager as well as underlying profit contribution of these funds to the overall annual profit of the firm.  Mr Advani’s compensation is principally cash based but as member of the partnership he would be entitled to a share of the proceeds of any sale of the firm.

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager’s management of a fund’s investments, on the one hand, and the investment of other accounts for which the portfolio manager is responsible, on the other hand.  For example to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them if the opportunities were not sufficiently large to accommodate the demand from all accounts.  The Sub-Adviser has adopted policies and procedures and has structured the portfolio manager’s compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.

SERVICES AGREEMENT

Federated Advisory Services Company, an affiliate of the Adviser, provides certain support services to the Adviser.  The fee for these services is paid by the Adviser and not by the Fund.

OTHER RELATED SERVICES

Affiliates of the Adviser may, from time to time, provide certain electronic equipment and software to institutional customers in order to facilitate the purchase of Fund Shares offered by the Placement Agent.

CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING

As required by SEC rules, the Fund, its Adviser, its Sub-Adviser, and its placement agent have adopted codes of ethics.  These codes govern securities trading activities of investment personnel, Fund Trustees, and certain other employees.  Although they do permit these people to trade in securities, including those that the Fund could buy, as well as Shares of the Fund, they also contain significant safeguards designed to protect the Fund and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.

VOTING PROXIES ON PORTFOLIO SECURITIES

The Board of Trustees has delegated to the Adviser authority to vote proxies on the securities held in the Fund’s portfolio.  The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.

PROXY VOTING POLICIES

The Adviser’s general policy is to cast proxy votes in favor of proposals that the Adviser anticipates will enhance the long-term value of the securities being voted.  Generally, this will mean voting for proposals that the Adviser believes will: improve the management of a company; increase the rights or preferences of the voted securities; and/or increase the chance that a premium offer would be made for the company or for the voted securities.

The following examples illustrate how these general policies may apply to proposals submitted by a company’s board of directors.  However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

On matters of corporate governance, generally the Adviser will vote for the full slate of directors nominated in an uncontested election; and for proposals to: require a company’s audit committee to be comprised entirely of independent directors; require independent tabulation of proxies and/or confidential voting by shareholders; reorganize in another jurisdiction (unless it would reduce the rights or preferences of the securities being voted); ratify the board’s selection of auditors (unless compensation for non-audit services exceeded 50% of the total compensation received from the company, or the previous auditor was dismissed because of a disagreement with the company); and repeal a shareholder rights plan (also known as a “poison pill”).  The Adviser will generally vote against the adoption of such a plan (unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company).

On matters of capital structure, generally the Adviser will vote: against proposals to authorize or issue shares that are senior in priority or voting rights to the securities being voted; and for proposals to: reduce the amount of shares authorized for issuance; authorize a stock repurchase program; and grant preemptive rights to the securities being voted.  The Adviser will generally vote against proposals to eliminate such preemptive rights.

On matters relating to management compensation, generally the Adviser will vote: for stock incentive plans that align the recipients’ interests with the interests of shareholders without creating undue dilution; against proposals that would permit the amendment or replacement of outstanding stock incentives with new stock incentives having more favorable terms; and against executive compensation plans that do not disclose the maximum amounts of compensation that may be awarded or the criteria for determining awards.

On matters relating to corporate transactions, the Adviser will vote proxies relating to proposed mergers, capital reorganizations, and similar transactions in accordance with the general policy, based upon its analysis of the proposed transaction.  The Adviser will vote proxies in contested elections of directors in accordance with the general policy, based upon its analysis of the opposing slates and their respective proposed business strategies.  Some transactions may also involve proposed changes to the company’s corporate governance, capital structure or management compensation.  The Adviser will vote on such changes based on its evaluation of the proposed transaction or contested election.  In these circumstances, the Adviser may vote in a manner contrary to the general practice for similar proposals made outside the context of such a proposed transaction or change in the board.  For example, if the Adviser decides to vote against a proposed transaction, it may vote for anti-takeover measures reasonably designed to prevent the transaction, even though the Adviser typically votes against such measures in other contexts.

The Adviser generally votes against proposals submitted by shareholders without the favorable recommendation of a company’s board.  The Adviser believes that a company’s board should manage its business and policies, and that shareholders who seek specific changes should strive to convince the board of their merits or seek direct representation on the board.

In addition, the Adviser will not vote if it determines that the consequences or costs outweigh the potential benefit of voting.  For example, if a foreign market requires shareholders casting proxies to retain the voted shares until the meeting date (thereby rendering the shares “illiquid” for some period of time), the Adviser will not vote proxies for such shares.

Finally, because the Adviser has employed a sub-adviser to manage the Fund’s assets, the Adviser’s investment personnel do not perform proprietary research on the securities held by the Fund.  Therefore, the Adviser will vote proxies on the Fund’s securities in accordance with its applicable general voting instructions and in the same manner as any other fund managed by the Adviser or an affiliate of the Adviser, and for which investment personnel do perform such proprietary research, that is voting on the same proxy matter.  If neither of these two conditions applies, the Adviser will vote as recommended by  the Fund’s sub-adviser] and, if none of the previous conditions applies, as recommended by the subject company’s board of directors.

PROXY VOTING PROCEDURES

The Adviser has established a Proxy Voting Committee (Proxy Committee), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies.  The Adviser has hired Glass Lewis & Co. (GL) to obtain, vote, and record proxies in accordance with the Proxy Committee’s directions.  The Proxy Committee has supplied GL with general voting instructions that represent decisions made by the Proxy Committee in order to vote common proxy proposals; however, the Proxy Committee retains the right to modify these voting instructions at any time or to vote contrary to the voting instructions at any time in order to cast proxy votes in a manner that the Proxy Committee believes is consistent with the Adviser’s general policy.  GL may vote any proxy as directed in the voting instructions without further direction from the Proxy Committee and may make any determinations required to implement the voting instructions.  However, if the voting instructions require case-by-case direction for a proposal, GL shall provide the Proxy Committee with all information that it has obtained regarding the proposal and the Proxy Committee will provide specific direction to GL.

CONFLICTS OF INTEREST

The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Fund (and its shareholders) and those of the Adviser or Placement Agent.  This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote.  A company that is a proponent, opponent, or the subject of a proxy vote, and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to as an “Interested Company.”

The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser have influenced proxy votes.  Any employee of the Adviser who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the Adviser will vote.  Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy Committee and provide a written summary of the communication.  Under no circumstances will the Proxy Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy Committee has directed such proxies to be voted.  If the voting instructions already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions.  If the voting instructions require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested Company.  If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose to the Fund’s Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did. Alternatively, the Proxy Committee may seek direction from the Fund’s Board on how a proposal concerning an Interested Company shall be voted, and shall follow any such direction provided by the Board. In seeking such direction, the Proxy Committee will disclose the reason such company is considered an Interested Company and may provide a recommendation on how such proposal should be voted and the basis for such recommendation.

If the Fund holds shares of another investment company for which the Adviser (or an affiliate) acts as an investment adviser, the Proxy Committee will vote the Fund’s proxies in the same proportion as the votes cast by shareholders who are not clients of the Adviser at any shareholders’ meeting called by such investment company, unless otherwise directed by the Board.

PROXY VOTING REPORT

A report on Form N-PX of how the Fund voted any proxies during the most recent 12-month period ended June 30 is available from the EDGAR database on the SEC’s website at www.sec.gov.

PORTFOLIO HOLDINGS INFORMATION

The Fund’s annual and semi-annual reports, which contain complete listings of the Fund’s portfolio holdings as of the end of the Fund’s second and fourth fiscal quarters, and its quarterly reports on Form N-Q, which contain complete listings of the Fund’s portfolio holdings as of the end of its first and third fiscal quarters, may be accessed on the SEC’s website at www.sec.gov.  Annual and semi-annual reports are filed within seventy (70) days, and quarterly reports on Form N-Q are filed within sixty (60) days, after the end of the fiscal quarter.  The disclosure policy of the Fund and the Adviser prohibits the disclosure of portfolio holdings information to any investor or intermediary before the same information is made available to other investors.  Employees of the Adviser or its affiliates who have access to nonpublic information concerning the Fund’s portfolio holdings are prohibited from trading securities on the basis of this information.  Such persons must report all personal securities trades and obtain pre-clearance for all personal securities trades other than mutual fund shares.

Firms that provide administrative, custody, financial, accounting, legal or other services to the Fund may receive nonpublic information about the Fund’s portfolio holdings for purposes relating to their services.  The Fund may also provide portfolio holdings information to publications that rate, rank or otherwise categorize investment companies and to commodities exchange clearing corporations in connection with qualifying the Fund’s Shares for use as margin collateral.  Traders or portfolio managers may provide “interest” lists to facilitate portfolio trading if the list reflects only that subset of the portfolio for which the trader or portfolio manager is seeking market interest.  A list of service providers, publications and other third parties who may receive nonpublic portfolio holdings information appears in the Appendix to this SAI.

The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental or regulatory personnel) requires the prior approval of the President of the Adviser and of the Chief Compliance Officer of the Fund.  The President of the Adviser and the Chief Compliance Officer will approve the furnishing of nonpublic portfolio holdings information to a third party only if they consider the furnishing of such information to be in the best interests of the Fund and its shareholders.  In that regard, and to address possible conflicts between the interests of Fund shareholders and those of the Adviser and its affiliates, the following procedures apply.  No consideration may be received by the Fund, the Adviser, any affiliate of the Adviser or any of their employees in connection with the disclosure of portfolio holdings information.  Before information is furnished, the third party must sign a written agreement that it will safeguard the confidentiality of the information, will use it only for the purposes for which it is furnished and will not use it in connection with the trading of any security.  Persons approved to receive nonpublic portfolio holdings information will receive it as often as necessary for the purpose for which it is provided.  Such information may be furnished as frequently as daily and often with no time lag between the date of the information and the date it is furnished.  The Board of Trustees receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purposes for which it is furnished.

BROKERAGE TRANSACTIONS AND INVESTMENT ALLOCATION

Equity securities may be traded in the over-the-counter market through broker/dealers acting as principal or agent, or in transactions directly with other investors.  Transactions may also be executed on a securities exchange or through an electronic communications network.  The Adviser seeks to obtain best execution of trades in equity securities by balancing the costs inherent in trading, including opportunity costs, market impact costs and commissions.  As a general matter, the Adviser seeks to add value to its investment management by using market information to capitalize on market opportunities, actively seek liquidity and discover price.  The Adviser continually monitors its trading results in an effort to improve execution.  :Fixed-income securities  are generally traded in an over-the-counter market on a net basis (i.e., without commission) through dealers acting as principal or in transactions directly with the issuer.  Dealers derive an undisclosed amount of compensation by offering securities at a higher price than they bid for them.  Some fixed income securities may have only one primary market maker.  The Adviser seeks to use dealers it believes to be actively and effectively trading the security being purchased or sold, but may not always obtain the lowest purchase price or highest sale price with respect to a fixed-income security. The Adviser’s receipt of research services (as described below) may also be a factor in the Adviser’s selection of brokers and dealers.  The Adviser may also direct certain portfolio trades to a broker that, in turn, pays a portion of the Fund's operating expenses.  The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Fund’s Board.

Investment decisions for the Fund are made independently from those of other accounts managed by the Adviser and accounts managed by affiliates of the Adviser.  Except as noted below, when the Fund and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Fund and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Fund, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Fund.  Investments for Federated Kaufmann Fund and other accounts managed by that fund’s portfolio managers in initial public offerings (“IPO”) are made independently from any other accounts, and much of their non-IPO trading may also be conducted independently from other accounts. Trading and allocation of investments, including IPOs, for accounts managed by Federated MDTA LLC are also made independently from the Fund.  Investment decisions, and trading, for certain separately managed or wrap-fee accounts, and other accounts, of the Adviser and/or certain investment adviser affiliates of the Adviser, also are generally made, and conducted, independently from the Fund.  It is possible that such independent trading activity could adversely impact the prices paid or received and/or positions obtained or disposed of by the Fund.

Research Services

Research services may include advice as to the advisability of investing in securities; security analysis and reports; economic studies; industry studies; receipt of quotations for portfolio evaluations; and similar services. Research services may be used by the Adviser or by affiliates of Federated in advising other accounts. To the extent that receipt of these services may replace services for which the Adviser or its affiliates might otherwise have paid, it would tend to reduce their expenses. The Adviser and its affiliates exercise reasonable business judgment in selecting brokers to execute securities transactions where receipt of research services is a factor. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.

PLACEMENT AGENT

The Fund’s placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

ADMINISTRATOR

Federated Administrative Services (“FAS”), a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Fund.  FAS provides these at the following annual rates, based on the average aggregate daily net assets of the Fund and most of the other Federated funds:
Maximum Administrative Fee	Average Aggregate Daily Net Assets of the Federated Funds
.150%	on the first $5 billion
.125%	on the next $5 billion
.100%	on the next $10 billion
.075%	on assets over $20 billion

The administrative fee received during any fiscal year shall be at least $150,000 per portfolio. FAS may voluntarily waive a portion of its fee and may reimburse the Fund for expenses.

FAS also provides certain accounting and recordkeeping services with respect to the Fund's portfolio investments for a fee based on Fund assets plus out-of-pocket expenses.

CUSTODIAN

State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Fund. Foreign instruments purchased by the Fund are held by foreign banks participation in a network coordinated by State Street Bank and Trust Company.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

State Street Bank and Trust Company, the Fund’s registered transfer agent (the “Transfer Agent”), maintains all necessary shareholder records.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the Fund, KPMG LLP, conducts its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require it to plan and perform its audits to provide reasonable assurance about whether the Fund’s financial statements and financial highlights are free of material misstatement.

Capital Stock and Other Securities

CAPITAL STOCK

Holders of the Fund’s Shares of beneficial interest will have equal rights to participate in distributions made by the Fund, equal rights to the Fund’s assets upon dissolution and equal voting rights; the Fund does not allow cumulative voting.  Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust.

Shareholder Information

Beneficial interests in the Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

Purchase of Fund Shares

Shares of the Fund may be purchased any day the NYSE is open.  Purchases should be made in accordance with procedures established by the Fund’s Transfer Agent.

Purchase orders for Shares of the Fund will receive the NAV next determined after the purchase order is received in proper form by the Transfer Agent.

Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.

Redemption of Fund Shares

THIS FUND IS NOT A MUTUAL FUND. As an investor you have only limited opportunities to redeem Fund Shares.  A mutual fund offers an investor the opportunity to redeem shares held any day the mutual fund is open for business.  The Fund is an extended payment fund. As an extended payment fund, a shareholder must follow the guidelines below to redeem and receive payment for those redeemed Shares.

Extended Payment Process for Redeemed Shares

Shareholders wishing to redeem Fund Shares must submit their redemption requests (the “Redemption Request”) in proper order to the Fund’s Transfer Agent.  Once the Shares have been presented to the transfer agent and the transfer agent has confirmed the order is in proper form, the Fund has up to thirty-one (31) days to make payment to the redeeming shareholder.  The price of the redeemed Shares will be determined as of the closing NAV of the Fund twenty-four (24) days after receipt of a Redemption Request or if such date is a weekend or holiday, the preceding business day (the “Redemption Pricing Date”).  For example, if a shareholder redeems Shares in proper order on November 15th, the price of the Shares redeemed would be the closing net asset value of the Fund on December 9th (twenty-four (24) days after receipt of the Redemption Request), and the Fund will make payment to the redeeming shareholder by December 16th (seven (7) days after the Redemption Pricing Date and thirty-one (31) days after the shareholder’s Redemption Request).  However, if a Redemption Request is received on June 10th, the twenty-fourth day after the receipt of the Redemption Request would fall on July 4th (a holiday and a day that the Fund is not open for business), therefore the Redemption Pricing Date would be the prior business day (July 3rd, assuming it is a weekday) and the Fund will make payment to the redeeming shareholder no more than thirty-one (31) days after the Redemption Request, or in this example July 11th.  The same principal will apply if a Redemption Pricing Date falls on a weekend or any other day the Fund is not open for business.  Under normal circumstances, the Fund will make payment to the redeeming shareholder one business day after the Redemption Pricing Date (the “Redemption Payment Date”).  However, the Fund reserves the right to make payment up to seven (7) days after the Redemption Pricing Date, provided such date does not exceed thirty-one (31) days after the Shares have been presented for redemption in proper order.

The Fund has adopted as a fundamental policy, which can only be changed by shareholder vote and approval of the SEC or its Staff, that:  (i) the Redemption Pricing Date will be twenty-four (24) days after a shareholder has presented its Shares to the Transfer Agent in proper order for redemption (unless such twenty-fourth (24th) day falls on a weekend or holiday in which case it shall be the business day immediately prior); and (ii) the Redemption Payment Date shall not exceed thirty-one (31) days after the Shares have been presented in proper order for redemption.

Shareholders that redeem Shares will incur the risk that the value of their Shares presented for redemption will be worth less on the Redemption Pricing Date than on the date they presented the Shares for redemption.

Redemption In-Kind

Although the Fund intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part through a redemption-in-kind (a payment of portfolio securities instead of cash).

Pricing of Fund Shares

The net asset value (“NAV”) of the Fund is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day NYSE is open.  The NAV per Share of the Fund is computed by dividing the value of the Fund’s assets, less all liabilities, by the total number of Shares outstanding.

The Adviser uses an independent pricing service to value most trade finance related securities, and other debt securities at their market value.  The Adviser may use the fair value method to value trade finance related securities or other securities if market quotations for them are not readily available or are deemed unreliable, or if events occurring after the close of a securities market and before the Fund values its assets would materially affect net asset value.  A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.

The Board of Trustees has approved and monitors the procedures under which trade finance related securities are valued.  Trade finance related securities that meet certain criteria and are deemed to have prices that are readily available and reliable are valued by an independent pricing service.  Other trade finance related securities are valued at their fair value by the Adviser.  In connection with determining the fair value of trade finance related securities, the Adviser will in good faith make an assessment of fair value with the assistance of the Sub-Adviser.  The factors that may be considered by the Adviser and the Sub-Adviser when making this assessment are:  (1) the cost and/or repayment performance of the underlying trade finance security, (2) the last reported price at which the investment was traded, (3) information regarding the investment or the issuer (4) information on the sector in which the issuer is active or the country or region where the issuer is located, (5) changes in financial conditions and business prospects disclosed in the issuer’s financial statements and other reports, (6) publicly announced transactions (such as tender offers and mergers) involving the issuer, (7) comparisons to other investments or to financial indices that are correlated to the investment, (8) with respect to fixed-income investments, changes in market yields and spreads, (9) with respect to investments that have been suspended from trading, the circumstances leading to the suspension, and (10) other factors that might affect the investment’s value.  In certain situations, the Adviser may determine the fair value of a security or loan if a security or a loan is not priced by a pricing service, the pricing service’s price is deemed unreliable, or if events occur after the close of a securities market (usually a foreign market) and before the Fund values its assets that would materially affect net asset value.  A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.  Because foreign loans and securities trade on days when Fund Shares are not priced, the value of securities held by the Fund can change on days when Fund Shares cannot be redeemed.  The Adviser expects to use fair value pricing primarily when a security is not priced by a pricing service or a pricing service’s price is deemed unreliable.  The Adviser has established a valuation committee that oversees the valuation of investments.

The fair value of each trade finance related security is periodically reviewed and approved by the Adviser’s valuation committee and by the Board of Trustees based upon procedures approved by the Board of Trustees.

Debt obligations (other than short-term obligations maturing in sixty days or less), including listed securities and securities for which price quotations are available and forward contracts, will normally be valued on the basis of market valuations furnished by dealers or pricing services. Financial futures contracts listed on commodity exchanges and exchange-traded options are valued at closing settlement prices. Over-the-counter options are valued at the mean between the bid and asked prices provided by dealers. Marketable securities listed in the NASDAQ Global or Global Select Market System are valued at the NASDAQ official closing price. The value of interest rate swaps will be based upon a dealer quotation. Short-term obligations and money market securities maturing in sixty days or less are valued at amortized cost which approximates value. Investments for which reliable market quotations are unavailable are valued at fair value using methods determined in good faith by or at the direction of the Fund’s Board of Trustees.  Occasionally, events affecting the value of foreign securities may occur between the time trading is completed abroad and the close of the exchange on which they trade which will not be reflected in the computation of the Fund’s net asset value (unless the Fund deems that such event would materially affect its net asset value in which case an adjustment would be made and reflected in such computation). The Fund may rely on an independent fair valuation service in making any such adjustment to the value of a foreign equity security.

Taxation of the Fund

The Fund intends to elect to be treated and to qualify each year as a RIC under the Code.  Accordingly, the Fund must, among other things, meet the following requirements regarding the source of its income and the diversification of its assets:

(i) The Fund must derive in each taxable year at least 90% of its gross income from the following sources: (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) interests in “qualified publicly traded partnerships’’ (as defined in the Code).

(ii) The Fund must diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, the securities of other regulated investment companies and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. government  securities and the securities of other regulated investment companies) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more ‘‘qualified publicly traded partnerships’’ (as defined in the Code).

As a RIC, the Fund generally will not be subject to U.S. federal income tax on income and gains that the Fund distributes to its shareholders provided that it distributes each taxable year at least the sum of (i) 90% of the Fund’s investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gain over net long-term capital loss and other taxable income, other than any net capital gain, reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) 90% of the Fund’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions).  The Fund intends to distribute substantially all of such income each year.  The Fund will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its shareholders.

In order to avoid incurring a 4% federal excise tax obligation, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income (and not taking into account any capital gain or loss) for such year, (ii) 98% of its capital gain net income (which is the excess of its realized net long term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards, and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no federal income tax.  While the Fund intends to distribute any ordinary income and capital gain in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund’s ordinary income and capital gain will be distributed to avoid entirely the imposition of the tax.  In that event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement.

Distributions of any taxable net investment income and net short-term capital gain will generally be taxable as ordinary income.  Distributions of the Fund’s net capital gain designated as capital gain dividends, if any, will be taxable to shareholders as long-term capital gains, regardless of the length of time they held their Shares.  Distributions, if any, in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s Shares and, after that basis has been reduced to zero, will constitute capital gains to the shareholder (assuming the Shares are held as a capital asset).  See below for a summary of the maximum tax rates applicable to capital gains (including capital gain dividends).  The Fund’s distributions generally will not qualify either for the dividends received deduction generally available to corporate taxpayers or as qualified dividend income subject to favorable tax treatment for individual taxpayers.  “Qualified dividend income” means dividends received by the Fund from U.S. corporations and qualifying foreign corporations, provided that the Fund satisfies certain holding period and other requirements in respect of the stock of such corporations.

Dividends and other distributions declared by the Fund in October, November or December of any year and payable to shareholders of record on a date in any of those months will be deemed to have been paid by the Fund and received by the shareholders on December 31 of that year if the distributions are paid by the Fund during the following January.  Accordingly, those distributions will be taxed to shareholders for the year in which that December 31 falls.  The Fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

Dividends and interest received, and gains realized, by the Fund on foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions (collectively “foreign taxes”) that would reduce the return on its securities.  Tax conventions between certain countries and the United States, however, may reduce or eliminate foreign taxes, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

The Fund believes that substantially all of its investment strategies will generate qualifying income for purposes of the Fund meeting the requirements for treatment as a RIC under current federal income tax law.  Interest received by the Fund in connection with its trade finance investments will be qualifying income for purposes of such requirements, but income from engaging in lending or other business activities would not be qualifying income.  The Fund must take into account the distinction between these types of income in structuring its participation in trade finance investments.  Also, the Code expressly provides the U.S. Treasury with authority to issue regulations that would exclude foreign currency gains from qualifying income if such gains are not directly related to a fund’s business of investing in stock or securities.  While to date the U.S. Treasury has not exercised this regulatory authority, there can be no assurance that it will not issue regulations in the future (possibly with retroactive application) that would treat some or all of the Fund’s foreign currency gains as non-qualifying income for RIC purposes, which may affect the Fund’s status as a RIC for all years to which such regulations are applicable.  The Fund will be treated as a single, separate entity for federal income tax purposes so that income earned and capital gains and losses realized by the Trust’s other portfolios will be separate from those realized by the Fund.

Financial Statements

The Financial Statements for the Fund for the fiscal year ended March 31, 2010, are incorporated herein by reference to the Annual Report to Shareholders of Federated Project and Trade Finance Core Fund dated March 31, 2010.

Addresses

FEDERATED PROJECT AND TRADE FINANCE CORE FUND

Federated Investors Funds

4000 Ericsson Drive

Warrendale, PA 15086-7561

Placement Agent

Federated Securities Corp.

Federated Investors Tower

1001 Liberty Avenue

Pittsburgh, PA  15222-3779

Investment Adviser

Federated Investment Management Company

1001 Liberty Avenue

Pittsburgh, PA 15222-3779

Investment Sub-Adviser

GML Capital LLP

The Met Building

22 Percy Street

London WIT 2BU

United Kingdom

Custodian, Transfer Agent and Dividend Disbursing Agent

State Street Bank and Trust Company

P.O. Box 8600

Boston, MA 02266-8600

Independent Registered Public Accounting Firm

KPMG LLP

Two Financial Center

60 South Street

Boston, MA 02111

Appendix

The following is a list of persons, other than the Adviser and its affiliates, that have been approved to receive nonpublic portfolio holdings information concerning the Federated Fund Complex; however, certain persons below might not receive such information concerning the Fund:

CUSTODIAN(S)

State Street Bank and Trust Company

SECURITIES LENDING AGENT

Citibank, N.A.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

LEGAL COUNSEL

Dickstein Shapiro LLP

K&L Gates

Reed Smith LLP

SERVICE PROVIDERS

Abel Noser Corp.

Aegon Institutional Markets

Ashland Partners & Company LLP

Bank of America

Bank of New York Mellon

Barclay’s Capital Inc.

BBH (Brown Brothers Harriman) Infomediary

Bloomberg L.P.

Charles River

Citibank, NA

Computershare, Inc.

Eagle Investment Company

Edward Jones

FactSet

Fidelity

Financial Models Company LTD

GE Life and Annuity Assurance Company

General Electric Capital Assurance Company

Glass Lewis & Co.

J.P. Morgan Chase & Co.

New York Life Insurance Company

Options Clearing Corp. (OCC)

RiskMetrics

StatPro Group Plc

SunGard

The Travelers Insurance Company

Vintage Filings

Wells Fargo/Metropolitan West Securities LLC/MetWest Financials

Wilshire Associates, Inc.

XSP (Xcitek Solutions Plus)

SECURITY PRICING SERVICES

Debt Domain

FRI Corp.

FT Interactive Data

Interactive Data Corporation

Interactive Pricing and Reference Data

Markit Group Ltd.

Pricing Direct

Reuters LPC

RATINGS AGENCIES

Fitch, Inc.

Moody’s Investors Service

Standard & Poor’s

Standard & Poor’s Fund Services

Standard & Poor’s Rating Services

PERFORMANCE REPORTING/PUBLICATIONS

Emerging Market Funds Research, Inc.

Fidelity Strategic Advisers

iMoneyNet, Inc.

Lipper

MSCI Barra

Morningstar Associates

NASDAQ

Vickers Stock Research

OTHER

Chicago Mercantile Exchange

Investment Company Institute

Whitney Capital Group LLC

Item 28.  Exhibits

(a)
1	Certificate of Trust, dated August 29, 2007, and Form of Declaration of Trust	1
2	Conformed Copy of Agreement and Declaration of Trust dated August 15, 2008	+

(b)
1	Form of By-Laws	1
2	Copy of By-Laws dated August 15, 2008	+

(c)	Not applicable

(d)
1	Form of Investment Advisory Contract between Registrant and Federated Investment Management Company, dated March 1, 2008.	1
2	Subadvisory Contract dated 09/01/2008 among FIMCO, FCT III and GML Capital LLP	3

(e)
1	Form of Exclusive Placement Agent Agreement of Federated Project and Trade Finance Core Fund, dated March 1, 2008	1

(f)	Not applicable

(g)
1	Conformed copy of Custodian Contract between Registrant and State Street Bank and Trust Company and Federated Services Company, dated December 1, 1993, as amended.	1

(h)
1	Conformed copy of Financial Administration and Accounting Services Agreement, dated January 1, 2007	1
2	Conformed copy of Transfer Agency and Service Agreement between Registrant and State Street Bank and Trust Company, dated July 1, 2004, as amended	1
3	Conformed copy of Agreement for Administrative Services between Registrant and Federated Administrative Services, dated November 1, 2003, as amended	1

(i)	Not applicable

(j)	Not applicable

(k)	Not Applicable

(l)	Conformed copy of Initial Subscription Agreement	3

(m)	Not applicable

(n)	Not applicable

(o)
1	Conformed copy of Power of Attorney of Registrant, dated February 14, 2008	1
2	Conformed copy of Power of Attorney of Trustee Maureen E. Lally-Green, dated August 14, 2009	4

(p)
1	Code of Ethics for Access Persons – Federated Investors, Inc., dated January 1, 2005, as revised.	1
2	Code of Ethics for GML Capital LLP	3
3	Copy of Federated Investors, Inc. Code of Ethics for Access Persons effective 10/01/08	+

+	Exhibit is being filed electronically with registration statement; indicate by footnote

	ALL RESPONSES ARE INCORPORATED BY REFERENCE TO A POST-EFFECTIVE AMENDMENT (PEA) OF THE REGISTRANT FILED ON FORM N-1A (FILE NO. 811-22217)
1	Initial Registration Statement filed July 22, 2008	1
2	PEA No. 1 filed October 3, 2008	2
3	PEA No. 2 filed August 6, 2009	3
4	PEA No. 3 filed on December 15, 2009	4

Item 29 Persons Controlled by or Under Common Control with the Fund:
None

Item 30 Indemnification
Indemnification is provided to Officers and Trustees of the Registrant pursuant to Article V of Registrant's Declaration of Trust. The Investment Advisory Contract between the Registrant and Federated Investment Management Corp. ("Adviser") provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under the Investment Advisory Contract on the part of Adviser, Adviser shall not be liable to the Registrant or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security. Registrant's Trustees and Officers are covered by an Investment Trust Errors and Omissions Policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by Trustees), Officers, or controlling persons of the Registrant in connection with the successful defense of any act, suit, or proceeding) is asserted by such Trustees, Officers, or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940 for Trustees, Officers, and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware of the position of the Securities and Exchange Commission as set forth in Investment Company Act Release No. IC-11330. Therefore, the Registrant undertakes that in addition to complying with the applicable provisions of the Declaration of Trust or otherwise, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Trustees who are not interested persons of the Registrant or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties. The Registrant further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an Officer, Trustee, or controlling person of the Registrant will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Registrant is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of disinterested non-party Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

Item 31 Business and Other Connections of Investment Adviser:
For a description of the other business of the Investment Adviser, see the section entitled “Who Manages the Fund?” in Part A. The affiliations with the Registrant of one of the Trustees and one of the Officers of the Investment Adviser are included in Part B of this Registration Statement under "Who Manages and Provides Services to the Fund?"  The remaining Trustees of the Investment Adviser and, in parentheses, their principal occupations are:  Thomas R. Donahue, (Chief Financial Officer, Federated Investors, Inc.), 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779, John B. Fisher, (Vice Chairman, Federated Investors, Inc.) 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779 and Mark D. Olson (a principal of the firm, Mark D. Olson & Company, L.L.C. and Partner, Wilson, Halbrook & Bayard, P.A.), 800 Delaware Avenue, P.O. Box 2305, Wilmington, DE  19899-2305.  The business address of each of the Officers of the Investment Adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779.  These individuals are also officers of a majority of the Investment Advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.

The remaining Officers of the Investment Adviser are:
President/ Chief Executive Officer:	John B. Fisher
Vice Chairman:	William D. Dawson, III
Executive Vice Presidents:	Deborah A. Cunningham Robert J. Ostrowski
Senior Vice Presidents:
Todd Abraham
J. Scott Albrecht
Joseph M. Balestrino
Randall S. Bauer
Jonathan C. Conley
Mark E. Durbiano
Donald T. Ellenberger
Susan R. Hill
Jeffrey A. Kozemchak
Mary Jo Ochson
Ihab Salib
Paige Wilhelm

Vice Presidents:
G. Andrew Bonnewell
Hanan Callas
Jerome Conner
James R. Crea, Jr.
Karol Crummie
Lee R. Cunningham, II
B. Anthony Delserone, Jr.
Bryan Dingle
William Ehling
Ann Ferentino
Eamonn G. Folan
Richard J. Gallo
John T. Gentry
Kathryn P. Glass
Patricia L. Heagy
William R. Jamison
Nathan H. Kehm
John C. Kerber
J. Andrew Kirschler
Allen Knizner
Tracey Lusk
Marian R. Marinack
Natalie F. Metz
Thomas J. Mitchell
Joseph M. Natoli
Gene Neavin
Bob Nolte
Mary Kay Pavuk
Jeffrey A. Petro
John Polinski
Rae Ann Rice
Brian Ruffner
Roberto Sanchez-Dahl, Sr.
John Sidawi
Michael W. Sirianni, Jr.
Christopher Smith
Kyle Stewart
Mary Ellen Tesla
Timothy G. Trebilcock
Nicholas S. Tripodes
Paolo H. Valle
Stephen J. Wagner
Mark Weiss
George B. Wright

Assistant Vice Presidents:	Jason DeVito Timothy Gannon James Grant Ann Kruczek Christopher McGinley Ann Manley Keith Michaud Karl Mocharko Joseph Mycka Nick Navari Liam O’Connell Tom Scherr Chris Wu
Secretary:	G. Andrew Bonnewell
Treasurer:	Thomas R. Donahue
Assistant Treasurer:	Denis McAuley, III

Item 32 Principal Underwriters:
(a)	Federated Securities Corp., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:
Cash Trust Series, Inc.
Cash Trust Series II
Federated Adjustable Rate Securities Fund
Federated Core Trust
Federated Core Trust II, L.P.
Federated Core Trust III
Federated Equity Funds
Federated Equity Income Fund, Inc.
Federated Fixed Income Securities, Inc.
Federated GNMA Trust
Federated Government Income Securities, Inc.
Federated High Income Bond Fund, Inc.
Federated High Yield Trust
Federated Income Securities Trust
Federated Income Trust
Federated Index Trust
Federated Institutional Trust
Federated Insurance Series
Federated Intermediate Government Fund, Inc.
Federated International Series, Inc.
Federated Investment Series Funds, Inc.
Federated Managed Allocation Portfolios
Federated Managed Pool Series
Federated MDT Series
Federated Municipal Securities Fund, Inc.
Federated Municipal Securities Income Trust
Federated Premier Intermediate Municipal Income Fund
Federated Premier Municipal Income Fund
Federated Short-Intermediate Duration Municipal Trust
Federated Stock and Bond Fund
Federated MDT Stock Trust
Federated Total Return Government Bond Fund
Federated Total Return Series, Inc.
Federated U.S. Government Bond Fund
Federated U.S. Government Securities Fund: 1-3 Years
Federated U.S. Government Securities Fund: 2-5 Years
Federated World Investment Series, Inc.
Intermediate Municipal Trust
Edward Jones Money Market Fund
Money Market Obligations Trust
(b)

(1) Positions and Offices with Distributor	(2) Name	(3) Positions and Offices With Registrant
Chairman:	Richard B. Fisher	Vice President
Executive Vice President, Assistant Secretary and Director:	Thomas R. Donahue
President and Director:	Thomas E. Territ
Vice President and Director:	Peter J. Germain
Treasurer and Director:	Denis McAuley III

(1) Positions and Offices with Distributor	(2) Name	(3) Positions and Offices With Registrant
Senior Vice Presidents:
Michael Bappert
Richard W. Boyd
Bryan Burke
Charles L. Davis, Jr.
Laura M. Deger
Peter W. Eisenbrandt
Theodore Fadool, Jr.
James M. Heaton
Harry J. Kennedy
Michael Koenig
Anne H. Kruczek
Amy Michaliszyn
Richard C. Mihm
Keith Nixon
Solon A. Person, IV
Brian S. Ronayne
Colin B. Starks
F. Andrew Thinnes
Robert F. Tousignant
William C. Tustin
Paul Uhlman

(1) Positions and Offices with Distributor	(2) Name	(3) Positions and Offices With Registrant
Vice Presidents:
Irving Anderson
Marc Benacci
Dan Berry
John B. Bohnet
Edward R. Bozek
Jane E. Broeren-Lambesis
Mark Carroll
Dan Casey
Scott Charlton
Steven R. Cohen
James Conely
Kevin J. Crenny
G. Michael Cullen
Beth C. Dell
Jack C. Ebenreiter
Donald C. Edwards
Timothy Franklin
Jamie Getz
Scott Gundersen
Peter Gustini
Dayna C. Haferkamp
Raymond J. Hanley
Vincent L. Harper, Jr.
Jeffrey S. Jones
Ed Koontz
Jerry L. Landrum
David M. Larrick
Christopher A. Layton
Michael H. Liss
Michael R. Manning
Michael Marcin
Diane Marzula
Martin J. McCaffrey
Mary A. McCaffrey
Joseph McGinley
Vincent T. Morrow
John C. Mosko
Doris T. Muller
Alec H. Neilly
Rebecca Nelson
Ted Noethling
John A. O’Neill
James E. Ostrowski
Stephen Otto
Mark Patsy
Rich Paulson
Chris Prado
Josh Rasmussen
Richard A. Recker
Diane M. Robinson
Timothy A. Rosewicz

(1) Positions and Offices with Distributor	(2) Name	(3) Positions and Offices With Registrant
Vice Presidents:
Eduardo G. Sanchez
Robert E. Savarese, Jr.
Thomas S. Schinabeck
Leland T. Scholey
Peter Siconolfi
Edward L. Smith
Peter Smith
John A. Staley
Jack L. Streich
Mark Strubel
Michael Vahl
David Wasik
G. Walter Whalen
Stephen White
Lewis Williams
Littell L. Wilson
Edward J. Wojnarowski
Michael P. Wolff
Erik Zettlemayer
Paul Zuber

(1) Positions and Offices with Distributor	(2) Name	(3) Positions and Offices With Registrant
Assistant Vice Presidents:	Robert W. Bauman Chris Jackson William Rose
Secretary:	C. Todd Gibson
Assistant Treasurer:	Lori A. Hensler Richard A. Novak

(c)	Not Applicable

Item 33 Location of Accounts and Records:
All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Federated Core Trust III
Reed Smith LLP
Investment Management Group (IMG)
Reed Smith Centre
225 Fifth Avenue
Suite 1200
Pittsburgh, PA  15222
(Notices should be sent to the Agent for Service at above address)
Federated Investors Funds
4000 Ericsson Drive
Warrendale, PA  15086-7561

Federated Administrative Services (“Administrator”)	Federated Investors Tower 1001 Liberty Avenue Pittsburgh, PA 15222-3779
Federated Investment Management Company (“Adviser”)	Federated Investors Tower 1001 Liberty Avenue Pittsburgh, PA 15222-3779
GML Capital LLP (“Sub-Adviser”)	The Met Building 22 Percy Street London W1T 2BU United Kingdom
State Street Bank and Trust Company (“Transfer Agent, Dividend Disbursing Agent” and “Custodian”)	P.O. Box 8600 Boston, MA 02266-8600

Item 34 Management Services:
Not applicable.

Item 35 Undertakings:
Registrant hereby undertakes to comply with the provisions of Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust III, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 30th day of June 2010.

FEDERATED CORE TRUST III
BY: /s/ Gail C. Jones Gail C. Jones, Assistant Secretary